SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

AVATAR HOLDINGS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AVATAR
HOLDINGS INC.
201 Alhambra Circle
Coral Gables, Florida 33134
(305) 442-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2011

To the Stockholders of Avatar Holdings Inc.:

The Annual Meeting of Stockholders of Avatar Holdings Inc. (“Avatar” or the “Company”) will be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida, on June 2, 2011, at 10:00 a.m. local time, for the following purposes:

1.	To elect ten directors.

2.	To approve the appointment of Ernst & Young LLP as independent registered public accounting firm for Avatar for the year ending December 31, 2011.

3.	To approve the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the “2011 Restated Incentive Plan”).

4.	To approve the Amended and Restated 2005 Executive Incentive Compensation Plan (2011 Restatement) (the “2011 Restated Executive Plan”).

5.	To vote on an advisory resolution on the compensation of the named executive officers of the Company (“Say on Pay”).

6.	To vote on the frequency of future stockholder advisory votes on Say on Pay.

7.	To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

The Board of Directors has fixed the close of business on April 4, 2011 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or adjournments thereof.

Please mark your proxy if you wish to attend the Annual Meeting in order that adequate preparations may be made. A meeting attendance card will be mailed promptly to you to facilitate your attendance.

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE. YOU MAY ALSO VOTE VIA INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS ON YOUR PROXY CARD.

By Order of the Board of Directors,

/s/ Juanita I. Kerrigan
Juanita I. Kerrigan
Vice President and Secretary

Dated: April 29, 2011

YOU CAN VOTE IN ONE OF FOUR WAYS:

(1) Visit the Web site noted on your proxy card to vote via the Internet;

(2) Use the telephone number on your proxy card to vote by telephone;

(3) Sign, date and return your proxy card in the enclosed envelope to vote by mail; or

(4) Attend the meeting in person.

AVATAR HOLDINGS INC., 201 ALHAMBRA CIRCLE, CORAL GABLES, FLORIDA 33134 (305) 442-7000

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2011

This Proxy Statement and the enclosed form of proxy are furnished to the stockholders of Avatar Holdings Inc., a Delaware corporation (“Avatar” or the “Company”), in connection with the solicitation of proxies by and on behalf of the Board of Directors of Avatar for use at the Annual Meeting of Stockholders to be held at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida, on June 2, 2011, at 10:00 a.m. local time (the “Annual Meeting”).

This Proxy Statement and the form of proxy enclosed herewith, and the accompanying Annual Report of Avatar for the fiscal year ended December 31, 2010, including financial statements, are first being mailed on or about April 29, 2011, to stockholders of record on the close of business on April 4, 2011.

PURPOSES OF THE MEETING

At the Annual Meeting, stockholders will consider and vote upon the following matters:

1.	To elect ten directors.

2.	To approve the appointment of Ernst & Young LLP as independent registered public accounting firm for Avatar for the year ending December 31, 2011.

3.	To approve the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the “2011 Restated Incentive Plan”).

4.	To approve the Amended and Restated 2005 Executive Incentive Compensation Plan (2011 Restatement) (the “2011 Restated Executive Plan”).

5.	To vote on an advisory resolution on the compensation of the named executive officers of the Company (“Say on Pay”).

6.	To vote on the frequency of future stockholder advisory votes on Say on Pay.

7.	To transact such other business as properly may come before the meeting, or any adjournment or adjournments thereof.

VOTING RIGHTS AND PROXY INFORMATION

Record Date; Voting Rights

Pursuant to the By-Laws of Avatar, the Board of Directors has fixed the close of business on April 4, 2011 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

At the close of business on April 4, 2011, 12,900,626 shares of Common Stock, $1.00 par value, of Avatar (“Common Stock”), which constitutes the only class of voting securities of Avatar, were outstanding and entitled to vote. For each share of Common Stock held of record on the close of business on April 4, 2011, stockholders are entitled to one vote, except in regard to the election of directors, for which there will be cumulative voting as described under the heading “Election of Directors.” In accordance with Avatar’s By-Laws, the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Proxies

When a proxy is received, properly executed, in time for the Annual Meeting, the shares represented thereby will be voted at the meeting as directed. Shares represented by valid proxies which do not contain voting instructions will be voted: (1) FOR the election as directors of Avatar the ten nominees named therein; (2) FOR approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for Avatar for the year ending December 31, 2011; (3) FOR approval of the 2011 Restated Incentive  Plan; (4) FOR approval of the 2011 Restated Executive Plan; (5) FOR approval of the Say on Pay proposal; (6) FOR the selection of “3 years” as the frequency of future stockholder votes on Say on Pay; and (7) in connection with the transaction of such other business as properly may come before the meeting in accordance with the judgment of the person or persons voting the proxy. Any stockholder who executes a proxy may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of Avatar. In addition, a stockholder who attends the meeting may vote in person, thereby cancelling any proxy previously given by such stockholder.

If you are the beneficial owner of shares held for you by a bank, broker or other holder of record and do not return your voting instructions, the broker or other nominee may vote your shares solely with respect to such matters for which the broker or other nominee has discretionary authority.  Under applicable rules, brokers have discretionary authority to vote on routine matters, which includes the approval of the appointment of the independent registered public accounting firm.  Brokers will not have the discretion to vote on any of the other matters to come before the Annual Meeting.

Nominees for director will be elected by a plurality of the votes cast (i.e., the highest number of votes cast) at the Annual Meeting by the holders of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Withheld votes and broker non-votes will have no effect on the election of directors.

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to notice of, and to vote at, the Annual Meeting is necessary to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for Avatar for the year ending December 31, 2011. Abstentions will have the same effect as votes against such proposal because the shares are considered present at the meeting but are not affirmative votes.

The affirmative vote of a majority of the shares of Common Stock present in person and by proxy and entitled to notice of, and to vote at, the Annual Meeting is necessary to approve the 2011 Restated Incentive Plan and the 2011 Restated Executive Plan.  Abstentions will have the same effect as votes against such proposals because the shares are considered present at the meeting but are not affirmative votes, and broker non-votes will have no effect on these proposals.

The affirmative vote of a majority of the shares present in person and by proxy and entitled to notice of, and to vote at, the Annual Meeting is also necessary for approval of the Say on Pay proposal.  Abstentions will have the same effect as votes against such proposal because the shares are considered present at the meeting but are not affirmative votes, and broker non-votes will have no effect on this proposal.  Because your vote on this proposal is advisory, it will not be binding on the Company.  However, the Compensation Committee will consider the outcome of this vote when considering future executive compensation arrangements.

The advisory vote on the frequency of the Say on Pay vote in future years is also not binding on the Company and the Board of Directors may determine to hold an advisory vote on Say on Pay more or less frequently than indicated by stockholders. However, the Board of Directors will consider this advisory vote when determining how frequently to request an advisory vote on Say on Pay in future years.

If you plan to attend the meeting, please mark the box provided on your proxy card so that we may send you an attendance card. Stockholders who have beneficial ownership of Common Stock that is held by a bank or broker should bring account statements or letters from their banks or brokers indicating that they owned Common Stock on April 4, 2011. Stockholders also may obtain an attendance card by submitting a written request to the Secretary of Avatar.

PRINCIPAL STOCKHOLDERS AND SECURITY
OWNERSHIP OF MANAGEMENT

Principal Stockholders

The following table sets forth, as of April 4, 2011, unless noted otherwise, information with respect to each person or entity known by the Board of Directors to be the beneficial owner of more than 5% of the outstanding Common Stock. Except as otherwise indicated, all shares are owned directly.
Name of Beneficial Owner	Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
ODAV LLC	One Rockefeller Plaza	2,107,763	(1)(2)	16.3%
	20th Floor
	New York, NY 10020

JEN Partners, LLC	551 Madison Avenue	1,050,572	(3)	8.1%
	New York, NY 10022

First Manhattan Co.	437 Madison Avenue	1,002,664	(4)	7.8%
	New York, NY 10022

Dimensional Fund Advisors LP	Palisades West, Building One	810,581	(5)	6.3%
	6300 Bee Cave Road
	Austin, TX 78746

Leon Levy Foundation	One Rockefeller Plaza	706,426	(6)	5.5%
	20th Floor
	New York, NY 10020
____________

(1) Does not include shares owned by Joshua Nash, who is Chairman of the Board of Directors of Avatar and is sole member of Joshua Nash II LLC, the managing member of ODAV LLC, a Delaware limited liability company (“ODAV”), formed in September 2003 to hold the Common Stock owned by Odyssey Partners, L.P. Joshua Nash has the sole power to vote and dispose of the shares of Common Stock beneficially owned by ODAV and, accordingly, may be deemed to own beneficially the Common Stock owned by ODAV. Joshua Nash has expressly disclaimed any such beneficial ownership (within the meaning of Exchange Act Rule 13d-3(d)(1)) which exceeds the proportionate interest in the Common Stock which he may be deemed to own as a member of ODAV. Avatar has been advised that no other person exercises (or may be deemed to exercise) any voting or investment control over the Common Stock owned by ODAV. Joshua Nash’s ownership of Common Stock is indicated in the table included in “Security Ownership of Directors, Nominees and Management.”

(2) By virtue of its present Common Stock ownership, ODAV may be deemed to be a “control” person of Avatar within the meaning of that term as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

(3)  Based upon Schedule 13D, filed on November 14, 2010, JEN Partners, LLC (“JEN”), a Delaware limited liability company, and Reuben S. Leibowitz, a member of the Board of Directors of Avatar, and the sole managing member of JEN, are deemed to beneficially own 630,343 shares and 420,229 shares, respectively, of restricted Common Stock of Avatar held by JEN I, L.P. (“JEN I”), a Delaware limited partnership, and JEN Residential LP (“JEN Residential”), a Delaware limited partnership. JEN is the general partner and Mr. Leibowitz is a limited partner of JEN I and JEN Residential.  Shares held by JEN I and JEN Residential were issued upon the acquisition by Avatar’s wholly-owned subsidiary, Avatar Properties Inc., a Florida corporation, of a portfolio of real estate assets in Arizona and Florida from entities affiliated with JEN (the “JEN Transaction”).  JEN I, JEN and Mr. Leibowitz may be deemed to share voting and dispositive power over the shares held by JEN I; and JEN Residential, JEN and Mr. Leibowitz may be deemed to share voting and dispositive power over the shares held by JEN Residential.  For further information regarding the JEN Transaction, see “Certain Relationships and Related  Party Transactions.”

(4) Based upon information set forth in Amendment No. 3 to Schedule 13G, filed on February 11, 2011, First Manhattan Co. (“FMC”) (a registered investment adviser) is deemed to beneficially own 1,002,664 shares, of which FMC has sole voting and dispositive power with respect to 52,296 shares, shared voting power with respect to 898,984 shares, and shared dispositive power with respect to 950,368 shares.

(5) Based upon information set forth in Amendment No. 4 to Schedule 13G, filed on February 11, 2011, Dimensional Fund Advisors LP (“DFA”) (a registered investment advisor) is deemed to beneficially own 810,581 shares by virtue of its service as investment advisor to four investment companies and investment manager to certain other commingled group trusts and separate accounts, none of which, to DFA’s knowledge, holds 5% or more of the Common Stock. DFA has sole voting power with respect to 789,336 shares and sole dispositive power with respect to 810,581 shares, and disclaims beneficial ownership of such shares.

(6) Based upon information set forth in Schedule 13G, filed April 26, 2007, Shelby White and Elizabeth Moynihan, trustees of the Leon Levy Foundation, may be deemed to beneficially own the shares owned by the Foundation for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The Foundation, Shelby White and Elizabeth Moynihan have shared voting and dispositive power over the shares, and beneficial ownership of such shares is disclaimed by Shelby White and Elizabeth Moynihan.

Security Ownership of Directors, Nominees and Management

The following table sets forth, as of April 4, 2011, information with respect to the outstanding shares of Common Stock owned beneficially by each present director, nominee for director, each of the Named Executive Officers identified herein under the caption “Summary Compensation Table,” and all present directors and executive officers of Avatar as a group. Except as otherwise indicated, all shares are owned directly.

Name or Group	Shares Owned Directly and Indirectly (1)	Options Exercisable and RSUs and Stock Units Convertible within 60 Days (2)	Total Beneficial Ownership(3)		Percent of Class(3)
Allen J. Anderson	None	None	None	(4)	*
Paul D. Barnett	6,455	5,035	11,490		*
Jon M. Donnell	306,355	None	306,355	(5)	2.4%
Milton Dresner	5,035	2,390	7,425		*
Roger W. Einiger	14,715	6,484	21,199		*
Gerald D. Kelfer	230,469	None	230,469	(6)	1.8%
Reuben S. Leibowitz	1,050,572	None	1,050,572	(7)	8.1%
Joshua Nash	2,157,378	5,469	2,162,847	(8)	16.8%
Kenneth T. Rosen	3,115	705	3,820		*
Joel M. Simon	2,115	3,642	5,757	(9)	*
Beth A. Stewart	4,677	705	5,382	(10)	*
Randy L. Kotler	None	None	None		*
Michael Levy	1,500	50,000	51,500	(11)	*
Patricia K. Fletcher	11,968	None	11,968		*
Joseph Carl Mulac, III	180,000	None	180,000	(12)	1.4%
All current directors and executive officers as a group (consisting of 15 persons of whom 14 beneficially own shares of Common Stock)	3,979,426	24,430	4,003,856		31.0%
____________

* Represents less than one percent.

(1) The information as to securities owned by directors, officers and nominees was furnished to Avatar by such directors, officers and nominees.

(2) Includes for each non-management director elected at the 2010 Annual Meeting of Stockholders 705 restricted stock units (“RSUs”) awarded as additional compensation on June 3, 2010, which RSUs become convertible into an equal number of shares of Common Stock upon the earlier of the first anniversary of the date of the award or the date immediately preceding the 2011 Annual Meeting of Stockholders. Also includes Stock Units representing deferred directors’ fees, which Stock Units become issuable as shares of Common Stock at the earlier of a date designated by the individual director or the date of the individual’s separation from service as a director. (See “Directors’ Compensation.”)

(3) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage of shares owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. On April 4, 2011, there were 12,900,626 shares of Common Stock outstanding.

(4)  Mr. Anderson has an indirect, contingent net profits interest in shares issued to JEN I, L.P. and JEN Residential, LP, the amount of which is currently indeterminable.  (See “Certain Relationships and Related Party Transactions.”)

(5)  Pursuant to the terms of his Employment Agreement, Mr. Donnell received 310,000 restricted shares of Avatar Common Stock, of which 70,000 shares are time based and partially vest as of December 31, 2010 through 2014.  As of December 31, 2010, 10,000 shares vested and became unrestricted, of which 3,645 shares were withheld for payment of taxes.  (See “Employment and Other Agreements – Agreements with Jon M. Donnell.”)

(6) Includes 2,000 shares owned by his children, over which shares Mr. Kelfer shares voting and dispositive power. Of the 228,469 shares owned directly by Mr. Kelfer, 225,356 shares are held in a non-margin account which may be considered security for a margin account;  and  3,113 shares are held in a margin account and may be, or may become, pledged as security for the account.

(7)  Mr. Leibowitz is the sole managing member of JEN Partners, LLC (“JEN”).  JEN and Mr. Leibowitz are deemed to beneficially own 630,343 shares and 420,229 shares, respectively, of restricted Common Stock of Avatar held by JEN I, L.P. and JEN Residential, LP.  (See Note (3) to the preceding table included in “Principal Stockholders.”)

(8) In addition to 49,615 shares owned directly by Mr. Nash, includes 705 RSUs and 4,764 Stock Units. Also includes 2,107,763 shares owned by ODAV. Mr. Nash is the sole member of Joshua Nash II LLC, the managing member of ODAV and, therefore, may be deemed to own beneficially the shares of Common Stock owned by ODAV. See Notes(1) and (2) to the preceding table included in “Principal Stockholders.”

(9) Shares owned directly by Mr. Simon are held in a margin account and may be, or may become, pledged as security for the account.

(10) Shares owned directly by Ms. Stewart are held in a margin account and may be, or may become, pledged as security for the account.

(11) Represents 50,000 shares issuable upon exercise of options and 1,500 shares owned by his children, over which shares Mr. Levy has sole voting and dispositive power.

(12) Pursuant to his Employment Agreement, Mr. Mulac received 180,000 restricted shares of Avatar Common Stock, of which 36,000 shares are time based and partially vest as of December 31, 2011 through 2014.  (See “Employment and Other Agreements – Agreements with Joseph Carl Mulac, III.”)  In addition, by virtue of his previous minority ownership interest in an entity acquired by API in the JEN Transaction, Mr. Mulac has an indirect ownership interest in shares issued and shares contingently issuable to JEN I, L.P. and JEN Residential, LP, the amount of which is currently indeterminable.  (For further information regarding the JEN Transaction, see “Certain Relationships and Related Party Transactions.”)

CORPORATE GOVERNANCE AND CODES
OF BUSINESS CONDUCT AND ETHICS

Corporate Governance Guidelines and Principles

Avatar’s Board of Directors has adopted Corporate Governance Guidelines and Principles as a component of the flexible governance framework within which the Board, assisted by its committees, directs Avatar’s affairs. The Corporate Governance Guidelines and Principles, which define the role of the Board of Directors, are available on Avatar’s website at www.avatarholdings.com.

Director Independence

The Board of Directors has determined that all nominees for election or reelection meet the qualification standards set forth in Avatar’s Corporate Governance Guidelines and Principles and meet the independence criteria under the rules and regulations of The Nasdaq Stock Market, Inc. (“Nasdaq”), except for Jon M. Donnell, President and Chief Executive Officer. In making such determination, the Board considered relevant facts regarding such nominee, in particular that each nominee determined to be independent does not have a material relationship with Avatar, either directly (other than as a nominee and/or stockholder) or as a stockholder, director, officer, partner or affiliate of an organization that has a relationship with Avatar. The Board has further determined that all current members of the Audit Committee meet the more stringent independence requirements of the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq for Audit Committee membership.

Board Leadership Structure

Avatar’s Board of Directors determined to separate the positions of Chairman of the Board and Chief Executive Officer because the functions and responsibilities of the positions are different.  The Chairman of the Board is a senior principal of the Company’s largest stockholder.  He represents the interests of all of the Company’s stockholders from a global strategy perspective.   The Chairman of the Board does not oversee the day-to-day business of the Company.

The Chief Executive Officer is primarily involved in developing Avatar’s business strategy and is in charge of the Company’s day-to-day operations.  The Chief Executive Officer works full time in (i) creating and implementing the Company’s business plan, (ii) directing the Company’s business and (iii) managing the Company’s real estate and home-building activities.  He supervises the staff and makes decisions regarding marketing, products offered and construction.

Avatar’s Board has determined that having a Chief Executive Officer with home-building operating experience as a member of the Board gives the Board insight as to the Company’s strategic plans and provides the Board with a current perspective with respect to the home-building industry and the Company’s operations.  In addition, the Board has determined that in order to attract and retain a highly qualified individual as Chief Executive Officer, it is important that such individual also be a member of the Board.

Board’s Role in Risk Oversight

The role of the Board of Directors with respect to risk is substantially that of oversight.  Day-to-day risk management is the responsibility of the Company’s management, overseen by the Audit Committee of the Board, which meets regularly with financial, operational, legal and corporate governance management of the Company.  The Audit Committee reports regularly to the full Board at meetings which are also attended by financial, operational, legal and corporate governance management.

Compensation Risks

Management and the Compensation Committee have considered and discussed risks inherent in our business and compensation arrangements and have concluded that the risks associated with our compensation practices and policies are not likely to have a material adverse effect on the Company.  The process by which that determination was made was a review by senior management of the nature of the types and amounts of compensation received by the various classes of employees and an analysis of whether those types or amounts of compensation received by various employees were likely to increase or decrease any risk to the Company.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all directors, officers and employees of Avatar and a Supplemental Code of Ethics for the CEO, CFO and other Senior Financial Officers. These Codes of Business Conduct and Ethics are available on Avatar’s website at www.avatarholdings.com.

Related Person Transaction Policy

To supplement the broader provisions of Avatar’s Code of Business Conduct and Ethics, the Board of Directors has adopted a policy and procedures for review and approval or ratification by the Audit Committee of transactions in which the Company participates and a “related person” has a material direct or indirect interest. A “related person” means: each director and executive officer of the Company; any director nominee; any greater than five percent stockholder; any immediate family member of any of the foregoing; and any company or another entity that employs or is controlled by any of them, or in which any of them have a material ownership or financial interest.

Generally under the policy, any director, executive officer or nominee who intends to enter into a related person transaction, and any employee of the Company who intends to cause the Company to enter into a related person transaction, is required to disclose all material facts regarding the proposed transaction to the Audit Committee.

The transaction will be reviewed by the Audit Committee and, in its discretion, approved or ratified. In connection with approving or ratifying a transaction, the Audit Committee considers, in light of the relevant facts and circumstances, whether or not the transaction is in, or not inconsistent with, the best interests of the Company. Thus, it may consider many factors, such as the relationship of the related person with the Company, the materiality or significance of the transaction to the Company and the related person, the business purpose and reasonableness of the transaction, whether the transaction is comparable to a transaction that could be available to the Company on an arm’s-length basis, and the impact of the transaction on the Company’s business and operations. The related person transaction policy is available on Avatar’s website at www.avatarholdings.com.

Certain Relationships and Related Party Transactions

In October 2010, Avatar and its wholly-owned subsidiary Avatar Properties Inc. (“API”), as purchaser, entered into agreements whereby API acquired a portfolio of real estate assets in Arizona and Florida from entities affiliated with JEN Partners, LLC (“JEN”), a Delaware limited liability company (the “JEN Transaction”).  The purchase price approximated $33,600,000 in cash, including approximately $3,600,000 reimbursement of development, construction and operating expenditures from August 1, 2010 to the date of closing (October 25, 2010); $20,000,000 in restricted shares of Avatar Common Stock (1,050,572 shares); and $12,000,000 of notes divided equally into two $6,000,000 notes, one with a one-year maturity and the other with a two-year maturity.  The purchase price may also include the issuance of up to an additional 420,168 shares of Common Stock, depending upon the achievement by December 31, 2014 of certain agreed upon metrics related to CantaMia, the acquired active adult community located in Goodyear, Arizona.

In the JEN Transaction, 630,343 restricted shares of Avatar Common Stock were issued to JEN I, L.P. (“JEN I”), a Delaware limited partnership, and 420,229 restricted shares were issued to JEN Residential LP (“JEN Residential”), a Delaware limited partnership, all of which shares are subject to a two-year lock up agreement.

In connection with the JEN Transaction, on October 25, 2010, two members of JEN, Reuben S. Leibowitz and Allen J. Anderson, were elected to Avatar’s Board.  Mr. Leibowitz is sole managing member of JEN.  JEN is the general partner and Mr. Leibowitz is a limited partner of JEN I and JEN Residential.  Mr. Anderson is a managing partner of JEN.

Joshua Nash, the Chairman of the Board of Directors of Avatar, and Paul Barnett, a member of Avatar’s Board, in the aggregate own a 1.5% indirect limited partnership interest in the JEN affiliates from which API acquired assets.  Neither Mr. Nash nor Mr. Barnett voted on the JEN Transaction.

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1.  ELECTION OF DIRECTORS

At the Annual meeting, ten directors are to be elected for the ensuing year and until their respective successors are duly elected and qualified. Stockholders have cumulative voting rights with respect to election of directors. Under cumulative voting, each stockholder is entitled to the same number of votes per share as the number of directors to be elected (or, for purposes of this election, ten votes per share). A stockholder may cast all such votes for a single nominee or distribute them among the nominees, as such stockholder wishes, either by so marking his ballot at the meeting, by specific voting instructions sent to Avatar with a signed proxy, or via Internet or by telephone in accordance with instructions on the proxy card. In connection with the solicitation of proxies, discretionary authority to cumulate votes is being solicited. Unless authority to vote for the nominees for director is withheld, it is the intention of the persons named in the accompanying proxy to vote the proxies in such manner as will elect as directors the nominees named below.

All of the nominees were elected at the June 3, 2010 Annual Meeting of Stockholders except Messrs. Anderson, Donnell and Leibowitz. Messrs. Anderson and Leibowitz were identified in connection with the JEN Transaction and were appointed to the Board of Directors upon completion of such transaction.  Mr. Donnell was appointed to the Board of Directors in connection with his retention as President and CEO of Avatar on November 15, 2010. The Board of Directors met eight times during 2010, including the annual meeting of directors held immediately following the 2010 Annual Meeting of Stockholders.

The Board of Directors does not contemplate that any of the persons named below will be unable, or will decline, to serve. However, if any of such persons is unable or declines to serve, the persons named in the accompanying proxy may vote for another person or persons in their discretion.

The following paragraphs set forth information with respect to each nominee for director, including positions currently held, prior occupation and business experience for more than the past five years. In concluding an individual should be recommended to serve as a director, the Nominating and Corporate Governance Committee considers each person’s business and professional skills and experience, qualifications and attributes, as well as personal integrity and judgment. Although it does not have a formal diversity policy, the Committee considers, among other attributes, diversity of gender, professional experience and skills of the individuals to be recommended to the Board for nomination for election to the Board. Except as otherwise indicated, the following nominees have not been principally employed by any subsidiary or affiliate of Avatar. There are no family relationships between any nominee, director or executive officer of Avatar.

Allen J. Anderson, Director since October 2010

Mr. Anderson, 59, has been Managing Director of JEN Partners, LLC, a private equity firm, since July 2007.  He was formerly Director and Co-Founder, and served as a member of the Compensation Committee of the Board of Directors, of Recurrent Energy Inc., a solar power company from June 2005 to July 2007.  Mr. Anderson’s 38 years of real estate, banking and private equity investment experience and 24 years of executive leadership experience, including past service as Chairman and CEO of a publicly-traded company, will contribute substantially as Avatar seeks to expand its real estate operations.  Mr. Anderson was appointed to Avatar’s Board on October 25, 2010, in connection with the JEN Transaction, which is summarized herein under “Certain Relationships and Related Party Transactions.”)

Paul D. Barnett, Director since May 2007

Mr. Barnett, 50, has been Managing Director at Ulysses Management, LLC, a private investment firm, since February 2005. Prior thereto, he was Managing Principal at Odyssey Investment Partners, LLC, a private investment firm, from 1997 to 2004. From 2001 to August 2005, Mr. Barnett served as Director and Chairman of the Audit Committee of Dresser, Inc. He currently serves on the Board of Managers for Sentry Security Holdings, LLC, Communications Capital Group, LLC and PresAir, LLC, private Delaware limited liability companies. Mr. Barnett’s experience and expertise in investment management, investment banking and the securities markets are valuable assets for Avatar when seeking financing or raising capital.

Jon M. Donnell, Director since November 2010

Mr. Donnell, 51, was elected to the Board and as President and CEO of Avatar, on November 15, 2010, upon the retirement of Gerald D. Kelfer as President and CEO.  He was identified as a candidate for election through the collaborative efforts of the Compensation Committee, the Chairman of the Board and other Board members. (For further information, see “Compensation Discussion and Analysis – Salaries and Bonuses.”)  Mr. Donnell brings to Avatar more than 20 years of experience in home building, land development and active adult communities.  From 2007 to October 2010, he Co-Founded and was a Principal of The Monticello Group, LLC, a specialty real estate advisory firm; from 1995 to 2004, he held various executive positions, including President and Chief Operating Officer, and served as a director at Dominion Homes, Inc., a single-family home builder; and from 1984 to 1995, he held senior-level financial and operational positions at Del Webb Corporation, an active adult community developer.  Mr. Donnell previously served as a director of Vistacare, Inc. from August 2005 until April 2009.  Mr. Donnell’s more than 20 years of experience in the real estate industry enable him to make valuable contributions to Avatar’s Board.

Milton Dresner, Director since July 1995

In 1960, Mr. Dresner, 85, became the Founding Partner of The Highland Companies, a diversified real estate development and management organization. He also serves as a Director of Marco Polo Pure China Fund and Corinthian Capital; and previously served on the boards of BioTime, Inc., Childtime Child Care, Inc., Hudson General Corporation, and Flagship Federal Savings Bank, among others. With nearly 50 years of experience in all facets of the real estate industry, Mr. Dresner contributes substantial background and knowledge to Avatar’s Board regarding real estate operations.

Roger W. Einiger, Director since May 2006

Since 2001, Mr. Einiger, 63, has been President of Hardscrabble Advisors, LLC, a private investment firm. Previously he spent three decades at Oppenheimer & Co. and its successor companies, most recently serving as Vice Chairman. Following the sale of Oppenheimer in 1997, he served as Vice Chairman of CIBC Oppenheimer Corp., an investment banking and brokerage company, and as a consultant to Canadian Imperial Bank of Commerce until 2001. Mr. Einiger previously served as a Director of BPW Acquisition Corp. and a Director and member of the Audit Committee of NDS Group plc. He also serves as a director or trustee of several philanthropic and academic organizations. During his tenure with Oppenheimer, Mr. Einiger was responsible for finance, operations, technology, legal and compliance, and human resources departments. His diverse background lends valuable insight to Avatar’s Board and the Audit and Compensation Committees on which he serves.

Reuben S. Leibowitz, Director since October 2010

Mr. Leibowitz, 63, has been Managing Director of JEN Partners, LLC, a private equity firm, since 2005.  He serves as a director of Simon Property Group and as a member of its Compensation and Audit Committees.  He also serves as a director of several private companies controlled by or affiliated with JEN Partners.  Mr. Leibowitz is an Overseer of the Stern School of Business (NYU) and a member of Hillel’s International Board of Governors.  He previously served as a director of Chelsea Property, Grubb & Ellis, Lennar, and Pacific Greystone.  Mr. Leibowitz’s more than 25 years of experience in real estate investment and service as a director of other publicly traded real estate and home building companies make him an asset to the operations and growth of Avatar’s active adult developments and other real estate endeavors.  Mr. Leibowitz was appointed to Avatar’s Board on October 25, 2010, in connection with the JEN Transaction, which is summarized herein under “Certain Relationships and Related Party Transactions.”

Joshua Nash, Director since September 2004

Mr. Nash, 49, has been Chairman of the Board of Avatar since September 2004. He is the sole member of Joshua Nash II LLC, the managing member of ODAV LLC, a private limited liability company, formed in September 2003 to manage its investment in Avatar. Mr. Nash has also been General Partner of Ulysses Partners, L.P., a private investment firm, since 1997. He was formerly a General Partner of Odyssey Partners, L.P., a private investment firm, from 1989 until its liquidation in December 2007. For more than six years, Mr. Nash has managed investments, representing assets, including real estate, in excess of $1 billion. His more than 20 years of experience in investment management and his financial interest in Avatar make him uniquely qualified to serve as Avatar’s Chairman.

Kenneth T. Rosen, Director since September 1994

At University of California, Berkeley, Mr. Rosen, 62, has been Professor Emeritus, Haas School of Business, since June 2005 (formerly, Professor, from 1979 to June 2005), and Chairman of the Fisher Center for Real Estate and Urban Economics, since 1981. He is also Chairman of Roses Consulting Group, a real estate consulting business and was formerly Chairman of Rosen Real Estate Securities, LLC, a real estate hedge fund.  Mr. Rosen was also the special real estate advisor to the Davos World Economic Forum, a trustee of the Urban Land Institute, and previously served as a member of the boards of directors of several non-profit and for-profit entities that deal with real estate finance and development. Mr. Rosen’s more than 30 years of experience in academia and the real estate industry enable him to make valuable contributions to Avatar’s Board and its several Committees on which he serves.

Joel M. Simon, Director since May 2004

Mr. Simon, 65, has been Partner and Principal in XRoads Solutions Group, LLC, a national financial advisory and consulting firm, since June 2000. He was formerly Chief Executive Officer and President of Starrett Corporation, from March 1998 to December 1998; Executive Vice President, Chief Operating Officer and Director of Olympia & York Companies (U.S.A.), from 1985 to 1996; and Senior Partner with Margolin, Winer & Evens, LLP, a regional accounting firm, from 1976 to 1984. Mr. Simon also served as a Director, Chairman of the Audit Committee and member of the Compensation Committee of Frederick’s of Hollywood Group, Inc. Mr. Simon’s extensive financial and operational expertise in many industries, including real estate, make him not only a well-qualified member of Avatar’s Board but also Chairman of, and financial expert for, its Audit Committee.

Beth A. Stewart, Director since May 2001

Since 1998, Ms. Stewart, 54, has been Co-managing member of Trewstar, LLC, an investment partnership. She is also Chief Executive Officer, since August 2001, and Co-Chairman, since October 1999, of Storetrax.com, an Internet retail real estate service company. Her previous experience includes 12 years in investment banking, specializing in real estate, with Goldman Sachs & Co. Ms. Stewart is also a Director of CarMax, Inc. and was formerly a Director and member of the Compensation, Audit and Nominating Committees of General Growth Properties Inc. She has served as a public company director for more than 16 years, participated in implementation of Sarbanes-Oxley programs at three companies, and in implementation of enterprise risk management programs at two companies. Ms. Stewart’s varied experience in finance and investment management make her a valued member of Avatar’s Board and its Audit and Nominating and Corporate Governance Committees.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to elect the ten individuals named above to the Board of Directors of the Company.  See “Voting Rights and Proxy Information” above.

Board Recommendation

The Board of Directors believes that it is in the best interests of Avatar and its stockholders to elect the ten individuals named above to the Board of Directors of the Company and recommends a vote FOR the election of each such individual.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND ITS COMMITTEES

Certain Committees of the Board

To assist it in carrying out its duties, the Board has established various committees. Current committees and current members thereof are as follows:

Executive Committee	Audit Committee	Nominating and Corporate Governance Committee	Compensation Committee
Gerald D. Kelfer(1)(2)	Joel M. Simon(1)	Milton Dresner(1)	Kenneth T. Rosen(1)
Joshua Nash	Roger W. Einiger	Paul D. Barnett	Milton Dresner
Roger W. Einiger	Kenneth T. Rosen	Kenneth T. Rosen	Roger W. Einiger
	Beth A. Stewart	Beth A. Stewart

(1)	Chairman
(2)	Former officer of Avatar

Executive Committee

The Executive Committee of the Board has authority to exercise most powers of the full Board in connection with matters which arise during the intervals between meetings of the Board.  The Executive Committee did not meet during 2010.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibility to oversee management regarding: (i) the conduct and integrity of Avatar’s financial reporting; (ii) Avatar’s systems of internal accounting and financial and disclosure controls; (iii) the qualifications, engagement, compensation, independence and performance of the independent auditors, their conduct of the annual audit and their engagement for any other services; (iv) Avatar’s legal and regulatory compliance; (v) the application of Avatar’s related person transaction policy; (vi) codes of business conduct and ethics as established by management and the Board; and (vii) the preparation of the Audit Committee Report for inclusion in the annual proxy statement. The Committee may also perform such other tasks as are assigned to it from time to time by the Board. The Committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from Avatar for, outside counsel, independent auditors or other advisors. The Committee met ten times during the fiscal year ended December 31, 2010. The Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, and is governed by a written charter approved by the Board. The charter is available on Avatar’s website at www.avatarholdings.com.

All members of the Committee have been determined to be independent (see “Director Independence”). The Board has also determined that all members of the Committee are financially literate under Nasdaq’s listing standards and Joel M. Simon is the Committee’s “audit committee financial expert,” as defined in the rules of the SEC and for purposes of Nasdaq’s listing standards.

Audit Committee Report

The following is the report of Avatar’s Audit Committee with respect to Avatar’s audited financial statements for the fiscal year ended December 31, 2010:

The Committee has reviewed and discussed Avatar’s audited financial statements with management.

The Committee has discussed with Ernst & Young LLP, Avatar’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence, and has discussed with Ernst & Young LLP their independence.

Based on the review and discussions referred to above, the Committee recommended to Avatar’s Board of Directors that its audited financial statements be included in Avatar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

March 9, 2011

AUDIT COMMITTEE

Joel M. Simon, Chairman
Roger W. Einiger
Kenneth T. Rosen
Beth A. Stewart

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in: (i) identifying, screening and reviewing individuals to serve as directors and recommending candidates for nomination for election at the annual meeting of stockholders or to fill Board vacancies; (ii) overseeing Avatar’s policies and procedures for receipt of stockholder suggestions regarding composition of the Board and recommendations of candidates for nomination; (iii) overseeing implementation of Avatar’s Corporate Governance Guidelines and Principles; and (iv) reviewing Avatar’s overall corporate governance and recommending changes when necessary or desirable. The Committee may also perform such additional tasks as assigned to it by the Board. The Committee has the authority to obtain advice and assistance from, and receive adequate resources and funding from Avatar for, outside counsel, consultants and other advisors. The Committee met twice during the fiscal year ended December 31, 2010.

All members of the Committee have been determined to be independent (see “Director Independence”). The Committee is governed by a written charter approved by the Board. The Charter is available on Avatar’s website at www.avatarholdings.com.

The Committee assesses the appropriate size of the Board, evaluates the membership, and identifies and reviews director nominee candidates. The Committee considers candidates for Board membership based upon various criteria, including their business and professional skills and experience, personal integrity and judgment, commitment to representing the long-term interests of stockholders and availability to participate in Board activities. The Committee will consider candidates suggested by its members, other Board members, management and stockholders, and may, if necessary or appropriate, utilize the services of a professional search firm. In order to be considered, a recommendation from a stockholder must include the stockholder’s name and contact information, the candidate’s name and contact information, a brief description of the candidate’s background and qualifications and a statement by the candidate that he or she is willing and able to serve on the Board. The Committee may also require candidates to provide such other information as it may request.

The Committee reviews periodically and recommends to the Board for approval any changes in the compensation of non-employee directors. The Committee has received advice from the Company’s counsel relative to the structure and terms of director compensation. Any equity compensation awards for non-employee directors are administered by the Committee under Avatar’s Incentive Plan.

Avatar’s By-Laws establish advance notice procedures with respect to nominations for election of directors for an annual meeting (see “Stockholders’ Proposals and Nominations of Board Members”).

Compensation Committee

The Compensation Committee assists the Board in overseeing management compensation policies and practices, including the determination and approval of (i) the compensation of the CEO and the Company’s other executive officers and (ii) incentive compensation policies and programs and the exercise of discretion in the administration of such programs. It also reviews and discusses with Avatar’s management proposed Compensation Discussion and Analysis disclosure and determines whether to recommend it to the Board for inclusion in Avatar’s proxy statement and Form 10-K. The recommendation is described in a Compensation Committee Report included in the proxy statement. The Committee may perform such other tasks as assigned to it by the Board. The Committee may delegate any of its responsibilities to a subcommittee comprised solely of one or more of its members so long as such delegation is consistent with law and applicable rules of the SEC and Nasdaq. The Committee has the authority to obtain advice and assistance from the Committee’s outside counsel, compensation consultants and other advisors with funding from the Company. The Committee met seven times during the fiscal year ended December 31, 2010.

The Company generally follows the following processes and procedures in connection with the consideration and determination of the compensation of the executive officers. Ultimately, the compensation of the executive officers is determined by the Compensation Committee. The Company’s processes and procedures are not formalized but adapt to the particular arrangement being considered. For example, a routine discretionary annual cash bonus for a relatively small amount is handled differently than a multi-year employment agreement with potentially significant performance target awards. In the case of non-routine arrangements for executive officers, including the CEO, the CEO may discuss the proposed arrangements with the Company’s outside counsel and with one or more directors for their advice and other input, on a preliminary basis. After the arrangements are further refined and term sheets prepared, the Committee meets to discuss them with the CEO. During part of the meeting, the CEO and any other employees, if present, are excused so that the Committee may deliberate among themselves. At the Committee’s request, the Company’s outside counsel is often asked for legal advice and other guidance. The Committee may request financial and other data from the Company and review strategic and business plans with the CEO. The chairman of the Committee or the Company’s outside counsel may negotiate terms with the CEO or other executive officers (and sometimes their respective counsel). This process varies depending on the circumstances, but the Committee meets periodically to be updated on progress, receive revised term sheets and other data, engage in discussion and provide further direction. The Committee may also consult with persons with specialized knowledge, such as the Company’s Principal Financial Officer for accounting matters and the outside counsel’s tax specialists. Ultimately, the Committee meets to make the final determination to approve the arrangements, usually after reviewing the related documentation substantially in final form. During the process and at its conclusion, the Committee also provides periodic reports of its activities to the full Board and, in certain instances, obtains approval of the Board.

After discussion with the Company executives, and further to the CEO’s recommendation, the Committee acts to approve routine compensation arrangements, including the award of discretionary cash bonuses.

Certain awards to executive officers have performance goals based on financial measures, which require the Committee to determine whether such goals have been achieved from time to time, usually quarterly or annually. As part of this process, the Committee usually receives a report of Avatar’s independent auditors to confirm that the calculations prepared by the Company’s management are made in accordance with the terms of the awards.

During 2010, the Committee engaged the services of Mercer LLC, as described below under “Compensation Discussion and Analysis.”

The Committee is governed by a written charter approved by the Board. The charter sets out in greater detail the specific responsibilities of the Committee. A current copy of the charter is available on Avatar’s website at www.avatarholdings.com.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2010 were, and currently are Messrs. Dresner, Einiger and Rosen. None of them has been an executive officer or employee of Avatar, and none were party to any related person transaction with Avatar that would require disclosure in this Proxy Statement.

Directors’ Compensation

Compensation of each non-employee director of Avatar is $52,500 per annum. Each non-employee member of the Executive Committee of Avatar receives a retainer of $2,000 per annum. Members and the Chairman of the Audit Committee receive additional compensation of $12,000 and $14,000 per annum, respectively. Members and the Chairman of the Nominating and Corporate Governance Committee receive additional compensation of $4,000 and $7,000 per annum, respectively. Members and the Chairman of the Compensation Committee receive additional compensation of $4,000 and $5,000 per annum, respectively.

The Nominating and Corporate Governance Committee adopted a deferral program applicable to non-employee directors. Under the deferral program, non-management directors may elect to defer up to 50% of annual retainer fees, committee fees and/or chairperson fees, for which the director is credited with a number of Stock Units based upon the closing price of the Common Stock on the due date of each payment. The Stock Units become distributable as shares of Common Stock upon the earlier of a date designated by the individual director or the date of the individual’s separation from service as a director.

The Nominating and Corporate Governance Committee also determined to grant annual awards of RSUs to all non-employee directors. On June 3, 2010, each non-employee director was awarded 705 RSUs for service as a director for the term beginning June 3,  2010. The RSUs will vest and be converted into an equivalent number of shares of Common Stock upon the earlier of the first anniversary of the date of the award and the date immediately preceding the date of Avatar’s 2011 Annual Meeting of Stockholders, provided that the non-employee director is a member of the Board on such vesting date. The RSUs will vest immediately upon the death or disability of the non-employee director or upon a change in control of the Company. If the non-employee director ceases to be a member of the Board for any other reason, the RSUs will be forfeited.

The following table sets forth the retainer, other cash fees and equity compensation received during the fiscal year ended December 31, 2010, by non-management directors.

Name	Fees Earned or Paid in Cash		Stock Awards(2)	All Other Compensation	Total
Allen J. Anderson	$8,750		$—	—	$8,750
Paul D. Barnett	56,500	(1)	14,579	—	71,079
Milton Dresner	63,500		14,579	—	78,079
Roger W. Einiger	70,500	(1)	14,579	—	85,079
Reuben S. Leibowitz	8,750		—	—	8,750
Joshua Nash	54,500	(1)	14,579	—	69,079
Kenneth T. Rosen	73,500		14,579	—	88,079
Joel M. Simon	66,500	(1)	14,579	—	81,079
Beth A. Stewart	68,500		14,579	—	83,079
____________

(1)
Includes respective amounts of $28,250, $35,250, $27,250 and $16,625 fees to Messrs. Barnett, Einiger, Nash and Simon, respectively, which were deferred during 2010 and represented by Stock Units under the deferral program adopted in June 2005.

(2)
Represents for each director the aggregate grant date fair value of 705 RSUs which reflects each director’s total stock awards outstanding as of December 31, 2010. The grant date fair value of these RSUs is $20.68 per share, calculated in accordance with FASB ASC Topic 718 by using the closing price of the Common Stock on June 3, 2010, the date of grant.

Directors’ Attendance

In fiscal year 2010, all of the incumbent directors attended 75% or more of the aggregate of their respective Board and committee meetings.

Directors’ Attendance at Annual Meetings of Stockholders

The Board encourages each member of the Board to attend each Annual Meeting of Stockholders, but recognizes that unavoidable circumstances may prevent attendance. All members of the Board who were standing for election or reelection attended the 2010 Annual Meeting of Stockholders.

Communication with the Board of Directors

A stockholder who wishes to communicate with the Board, or specific individual directors, may direct written communication addressed to the Board or such director or directors in care of the Corporate Secretary, Avatar Holdings Inc., 201 Alhambra Circle, Coral Gables, Florida 33134.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this section of our Proxy Statement we discuss, among other things, the overall objectives of our executive compensation programs and the material elements of compensation awarded to, earned by, or paid to our “Named Executive Officers” (or “NEOs”). We identify the Named Executive Officers in accordance with SEC rules and include each person who in 2010 served as our principal executive officer and our principal financial officer, as well as our three other most highly compensated executive officers in 2010. For 2010, our Named Executive Officers were Jon M. Donnell, President and CEO since November 15, 2010; Gerald D. Kelfer, former President and CEO; Patricia K. Fletcher, Executive Vice President and General Counsel; Joseph Carl Mulac, III, Executive Vice President, and President of our subsidiary, Avatar Properties Inc.; Randy L. Kotler, former Executive Vice President, CFO and Treasurer; and Michael Levy, former Executive Vice President and COO of Avatar Properties Inc.

Following this Compensation Discussion and Analysis (“CD&A”), we present detailed tabular and narrative information concerning the compensation of each of the Named Executive Officers and their employment and other agreements. This detailed information should be read in conjunction with the CD&A.

The compensation of our Named Executive Officers should be understood within the context of our business. We are engaged in the business of real estate operations in Florida and Arizona. Our primary business strategy is the development of active adult  communities, and we remain opportunistic about the development of primary residential communities. We also engage in a variety of other real estate related activities, such as the operation of amenities, the sale for third-party development of commercial and industrial land and the operation of a title insurance agency. Most of our development projects take many years to conceive, permit, develop and sell. Thus, it may take an extended period of time before a project can be viewed as “profitable” or not.

The compensation of all of our executive officers, including NEOs, is overseen and determined by the Compensation Committee of our Board of Directors. Each member of the Committee is independent in accordance with applicable rules of The Nasdaq Stock Market. The Committee works with the CEO to establish the Company’s executive compensation philosophy, policies and programs. For more information about the Committee’s responsibilities and processes and the involvement of the CEO, see “Information Regarding the Board of Directors and Its Committees — Compensation Committee” above.

Objectives of Our Compensation Programs and What They Are Designed To Reward

Our compensation programs are intended to attract and retain executives, to motivate and reward them for achieving the Company’s long-term goals, and to align their interests with those of our stockholders.

•	In order to retain the services of our executives, our compensation practices should be competitive with those of other employers with whom we compete for talent.

•	Avatar pays for performance. This means that our compensation program is designed to recognize an executive’s contribution that has led to the attainment of corporate goals.

•
Our compensation program is designed to motivate executives to achieve results in a manner that builds long-term stockholder value. An equity component of total compensation is included to align the interests of the executives with the interests of our stockholders.

How the Various Kinds of Compensation Are Determined and Allocated to Form a Complete Package

The objectives described above are supported by the three primary elements of our compensation program for NEOs: base salaries, annual performance-based cash bonuses and equity awards. The limited perquisites provided to our NEOs are also available to many of our other employees.

While there are several elements to the compensation program, they are evaluated as a whole by our Compensation Committee in making its determinations. We do not have any specific policies or parameters for allocating between cash and non-cash compensation or with respect to the duration of compensation arrangements. In general, the Compensation Committee has a balanced approach, taking into account our business plan and the responsibilities of the particular executive.

In 2010, the Compensation Committee engaged the services of Mercer LLC for the purpose of reviewing and recommending appropriate compensation arrangements for the positions of President and CEO of the Company and of President of the Company’s wholly-owned subsidiary, Avatar Properties Inc. (“API”).  Mercer’s responsibilities under the engagement were to conduct a review of compensation paid by the Company’s competitors for comparable positions and to assist in developing proposals for employment contracts for those positions.  The engagement of Mercer by the Committee during 2010 did not raise any conflict of interest since Mercer provided no additional services to the Company during the year.

Salaries and Bonuses

Salaries are a necessary part of any compensation program and paying reasonable salaries is an important aspect of attracting and retaining qualified executives. Annual cash bonuses further the objective of rewarding individual contributions and the achievement of corporate and project goals.  In setting salaries and bonuses, we have not established any specific target levels based on peer group analyses or benchmarking studies. However, we believe that our market for executive talent is competitive, and we take this into account in the establishment of a total compensation package.

The base salary and annual bonus amounts for Messrs. Donnell, Kelfer, Mulac, Kotler and Levy and Ms. Fletcher were established in connection with the negotiation of their respective employment agreements.  Traditionally, bonus amounts have been discretionary and determined subjectively, except for those NEOs whose bonus amounts related to arrangements established many years ago, such as Messrs. Kelfer and Levy.  Annual bonuses to Messrs. Donnell and Mulac are performance based, as explained below under “Performance-Based Cash and Equity Awards.”

  In 2010, following Mr. Kelfer’s notification of his intent to retire upon the earlier of the June 30, 2011 expiration of his Employment Agreement or the recruitment by the Company of an individual to fill the position of President and CEO, the Company, through the collaborative efforts of the Compensation Committee, the Chairman of the Board and other members of the Board, identified and interviewed candidates for the position.  Jon M. Donnell was chosen as the candidate best suited for the position given his more than 20 years of experience in the real estate industry, particularly in the development of active adult communities, a business which has become the main focus of the Company’s operations.

In addition, API was negotiating the JEN Transaction, a potential acquisition of various properties, including an entity known as Joseph Carl Homes LLC, the chief executive of which was Joseph Carl Mulac, III.  In concluding the acquisition, determination was made to employ Mr. Mulac as Executive Vice President of the Company, as well as President of API.  (For further information regarding the JEN Transaction, see “Certain Relationships and Related Party Transactions.”)

Employment negotiations were commenced and concluded with the employment of Mr. Donnell as of November 15, 2010, at an annual base salary of $500,000; and Mr. Mulac as of October 25, 2010, at an annual base salary of $300,000.  Employment arrangements also provide for performance-based annual cash bonuses and awards of restricted shares of Common Stock, as described below.  Compensation arrangements with each of Mr. Donnell and Mr. Mulac were determined by the Compensation Committee to be within the range of the competitive analysis prepared by Mercer and reviewed by the Committee.

Mr. Kelfer’s salary and bonus had been unchanged since 2000. The salary of Mr. Levy was unchanged since 2003, and his bonus was unchanged since 2005. The salaries of Mr. Kotler and Ms. Fletcher, each hired in 2007, and the minimum bonus for Mr. Kotler, were unchanged for 2008.

For 2009, as part of its ongoing program to reduce expenses, the Company reduced the compensation of most of its employees whose annual compensation exceeded $30,000. Reductions ranged from 4% to 10%, depending upon the level of compensation, and include those employees with written employment agreements who agreed to such reductions. The annual base salaries of Messrs. Kelfer and Levy were reduced from $500,000 to $450,000 and Mr. Kotler’s base salary was reduced from $350,000 to $315,000. In addition, the annual bonuses, payable to Messrs. Kelfer and Levy in December 2009, of $500,000 and $400,000, respectively, were reduced by 10% on the amounts to be accrued from April 13 through December 31, 2009 and for fiscal year 2010.  Bonuses of $465,400 and $372,320, respectively, were paid for 2009; and $450,000 and $360,000, respectively, were paid for 2010.

In October 2010, we entered into a Separation Agreement with Mr. Kelfer providing for payments in accordance with the terms of his existing agreement.  He continues to be compensated at his annual base salary of $450,000 through June 30, 2011, he received a bonus of $450,000 for calendar year 2010, will receive a bonus for 2011 in the amount of $225,000, and will receive four annual payments of $250,000 (of which one was paid in December 2010).  Mr. Kelfer also received as of November 15, 2010, the 57,267 shares of Common Stock which were previously restricted (as described below).

In August 2010, we entered into an amendment of the employment agreement with Ms. Fletcher, extending her term of employment from December 31, 2010 to December 31, 2011.  Ms. Fletcher’s compensation was reduced from $700,000 to $600,000 per annum effective January 1, 2011.  The reduction was offset by the grant of an opportunity to receive 4,000 performance-conditioned Restricted Stock Units (“RSUs”), to be vested upon achievement of a hurdle price of $25.00 per share and continued employment as of December 31, 2011.  The goal of these actions was to increase the focus on performance-based compensation, thus more closely aligning Ms. Fletcher’s compensation with the interests of our stockholders.

In May 2010, we entered into an amendment of the employment agreement with Mr. Kotler, extending his term of employment from July 9, 2010 to December 31, 2010, at an annualized base compensation of $450,000 as of July 9, 2010.

In establishing the NEOs’ respective aggregate salary and bonus, we considered the potentially adverse effects of Section 162(m) of the Internal Revenue Code. See “Tax and Accounting Considerations” below in this CD&A.

Performance-Based Cash and Equity Awards

A significant component of our compensation program for most NEOs is their opportunity to receive performance-based cash or equity awards. We use these awards to motivate executives toward achieving long-term corporate goals that are consistent with the Company’s business plans. We also use them both to align the executives’ interests to those of our stockholders and to retain our executives. Like salary and bonus, we have not established any specific target levels for incentive compensation based on peer group analyses or benchmarking studies. However, we aim to set reasonable awards within the framework of a total compensation package. The specific types of awards (for example, cash or equity) and performance objectives (for example, stock price or gross profit) and periods (for example, annual or multi-year) are tailored for the recipient. In determining amounts of the awards, consideration may be given to numerous factors, including anticipated future results of operations and the executive’s anticipated contributions toward achieving such results. Amounts may also be based upon the achievement of specified stock prices and the executive’s continued employment through the vesting period. The Compensation Committee has not established a formal policy as to when grants are made. Awards are usually granted at a meeting of the Committee, and the members of the Committee may have material non-public information concerning the Company at that time.

We have formulated a program for annual cash bonus awards applicable to executives and other management personnel of the Company and subsidiaries.  Under this program, specific target levels will be established for each participant, based upon each participant’s specific duties and responsibilities and achievement of those targets.  Included in this proxy statement is a proposed Amended and Restated 2005 Executive Incentive Compensation Plan (2011 Restatement) (the “2011 Restated Executive Plan”) pursuant to which these awards will be granted, assuming its approval by stockholders.

Donnell and Mulac.  In furtherance of the Committee’s increased emphasis on performance-based compensation, bonus arrangements for both Mr. Donnell and Mr. Mulac are targeted at 100% of their respective annual base salaries, dependent upon the level of performance targets achieved by the Company (which determines 75% of the bonus) and subjective performance goals (which determines 25% of the bonus) established by the Compensation Committee and approved by the Board of Directors, except with respect to 2010.  For 2010, Mr. Donnell was entitled to and received a bonus of $64,384, and Mr. Mulac received a calendar-year guaranteed bonus of $150,000.  Objective performance targets for 2011, prepared in collaboration with the executives, were discussed and approved by the Committee, and subsequently by the full Board, in early March.

Also in furtherance of the Committee’s intent to align compensation of executives with the interests of stockholders and increase emphasis on performance-based compensation, agreements with Mr. Donnell and Mr. Mulac provide for time-based and performance-based equity grants, as well as minimum shareholding requirements upon vesting of such equity grants.  Each of Mr. Donnell and Mr. Mulac was granted an award of restricted shares of Common Stock.  Mr. Donnell was granted 310,000 shares, of which 70,000 are time based and partially vest as of December 31, 2010 through 2014, provided he remains continuously employed through each December 31; and 240,000 shares are performance based and a percentage thereof is to vest as of December 31 of the year in which the Company’s share price equals or exceeds a set price for 20 trading days out of any consecutive 30-day period.  (With respect to the 10,000 restricted shares of Common Stock issued to Mr. Donnell which vested as of December 31, 2010, see “Options Exercised and Stock Vested in 2010” below.)  Mr. Donnell is also required to hold a number of vested shares of Common Stock having a fair market value equal to or greater than three times his annual base salary.  Mr. Mulac was granted an award of 180,000 restricted shares of Common Stock, of which 36,000 shares are time based and partially vest as of December 31, 2011 through 2014 provided he remains continuously employed through each December 31; and 144,000 shares are performance based and partially vest on the same terms as the performance-based grant to Mr. Donnell.  The grant of the performance-based restricted shares to Mr. Donnell and Mr. Mulac are contingent on our stockholders’ approval of the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the “2011 Restated Incentive Plan”) not later than October 25, 2011.  Mr. Mulac is also required to hold a number of vested shares of Common Stock having a fair market value equal to three times his annual base salary.

Prior to the removal of restrictions on the restricted stock issued to Mr. Donnell and Mr. Mulac, a stock price hurdle must be attained (except for those awards which are time-based awards).  The hurdle prices are set at significant premiums to the then market price of our Common Stock, and may partially vest on a periodic basis or the vesting date may be several years following the date of award.  For example, in the case of the performance-based restricted stock awards to Messrs. Donnell and Mulac, the hurdle prices -- $25.00, $30.00, $35.00 and $40.00 per share – reflect an increase in Avatar’s stock price of approximately 30%, 56%, 82% and 108%, respectively, over the closing price of the Common Stock on the date the Compensation Committee approved the terms of the awards.

Kelfer and Levy.  Messrs. Kelfer and Levy have been awarded relatively similar performance-based awards, with Mr. Kelfer, our former CEO, generally being eligible to receive a larger amount than Mr. Levy, consistent with his greater overall responsibilities. These awards generally consisted of earnings participation awards and RSU awards. No new awards were made to Messrs. Kelfer and Levy since 2005.

Earnings participation awards relate to the Company’s financial performance over a period of time, generally several years. The award may pay out in cash or shares of stock depending on its specific terms. In the recent past, the awards generally gave the executive the opportunity to receive an annual cash payment based on a percentage of the Company’s actual “gross profit” (as defined) each year over preestablished levels.  Messrs. Kelfer and Levy received an award in 2005 covering the 2008-2010 performance period. In establishing the parameters of these awards, including the threshold gross profit levels, the Compensation Committee considered, among other things, the Company’s long-term business plans. A gross profit measure, essentially the Company’s net income plus taxes and certain other adjustments, was selected because it is a fundamental indication of corporate performance and relates to the entire Company.  Preestablished gross profit levels were not met during the fiscal years 2008, 2009 and 2010; and, therefore, no payments were made under these awards.

The value of RSUs relate to the price of our Common Stock. Prior to the executive receiving any shares of stock under an RSU award, generally two conditions must be satisfied. A stock price hurdle must be attained and, thereafter, the grant must vest on completion of the employment obligations. The hurdle prices are set at significant premiums to the then market price of our Common Stock, and may partially vest on a periodic basis or the vesting date may be several years following the date of award.  In the case of the three RSU awards made to Messrs. Kelfer and Levy in 2005, the hurdle prices — $65.00, $72.50 and $80.00 per share — reflect an increase in Avatar’s stock price of approximately 35%, 52% and 68%, respectively, over the closing price of the Common Stock on the date the Compensation Committee approved the terms of the RSU agreements. The awards generally do not vest until the expiration of the executive’s employment contract, provided in each case he is still employed by Avatar on that date (except under certain limited circumstances).  As a result of the performance of the Company’s stock in 2006 and early 2007, all remaining hurdle price conditions were satisfied.

Fletcher.  Consistent with our compensation objectives described above, upon commencing employment in 2007, Ms. Fletcher was given an opportunity to receive performance-conditioned RSUs.  Ms. Fletcher received 18,900 RSUs with a hurdle price of $72.50 per share — reflecting an increase in Avatar’s stock price of approximately 14% over the closing price of the Common Stock on the date the Compensation Committee approved the terms of the RSU agreement. Similar to the RSUs awarded in the past to Messrs.  Kelfer and Levy, the awards generally do not vest until the expiration of the executive’s employment contract, provided the executive is still employed by Avatar on that date (except under certain limited circumstances). As a result of the performance of the Company’s stock in 2007, the hurdle price condition for Ms. Fletcher’s RSU award was satisfied, and the RSUs awarded to her in 2007 vested as of December 31, 2009.   The additional grant to Ms. Fletcher of 4,000 RSUs in August 2010, with a hurdle price of $25.00 per share, reflects an increase in the Company’s stock price of approximately 42% over the closing price of the Common Stock on the date the Compensation Committee approved the terms of the RSU Agreement.

Conversion of Certain Unvested RSUs to Restricted Stock

On December 22, 2008, the outstanding unvested RSUs awarded to Messrs. Kelfer and Levy and Ms. Fletcher, for which the applicable hurdle price condition had been satisfied were, in effect, converted into restricted shares of Common Stock. On such date, each of them made an Internal Revenue Code Section 83(b) election (the “Section 83(b) election”) with respect to all such shares of restricted stock, Avatar agreed to vest a number of shares of restricted stock having a value approximately equal to the tax withholding amount required as a result of the Section 83(b) election, at the minimum statutory withholding rates applicable to the employee, and such vested shares were reacquired by Avatar in satisfaction of their respective tax withholding. The terms, conditions and restrictions of the restricted stock, including the vesting and forfeiture provisions are otherwise substantially the same as those that were applicable to the RSUs prior to conversion except that each NEO, as an owner of this restricted stock, generally has the rights of an Avatar common stockholder, including voting and dividend rights (except that dividends on unvested shares of restricted stock generally are forfeited unless such shares ultimately vest). Restricted shares of Common Stock issued to Ms. Fletcher vested as of December 31, 2009. Restricted shares of Common Stock issued to Mr. Kelfer vested as of November 15, 2010.  Restricted shares of Common Stock issued to Mr. Levy vested as of December 31, 2010.  (See “Option Exercises and Stock Vested in 2010” below.)  The conversion of RSUs to restricted stock and the partial accelerated vesting for tax withholding created a substantially cash neutral transaction whereby, without requiring any current cash outlay by an NEO, such NEO has an opportunity to receive favorable capital gains tax treatment in the future (upon sale of restricted stock following vesting).

Tax and Accounting Considerations

The Company considers the tax consequences of all elements of its compensation program on both the executives and the Company. In particular, we consider the effects of Section 162(m) as well as Sections 280G and 4999 of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code could potentially limit the federal income tax deductions to be taken by the Company for compensation paid to the CEO and to each of the other three most highly compensated NEOs (other than the CFO). The general rule is that annual compensation paid to any of these executives will be deductible by Avatar only to the extent that it does not exceed $1,000,000 (per person) or qualifies as “performance-based” compensation. Generally, we intend that compensation paid to executives will comply with requirements of Section 162(m) so that Avatar will receive a full federal tax deduction. For example, we are asking our stockholders to approve the 2011 Restated Incentive Plan and the 2011 Restated Executive Plan which will permit the Compensation Committee the ability to grant awards that are intended to qualify as performance-based under Section 162(m). However, we may decide to make non-deductible payments or awards when circumstances warrant.

In the event of a change of control of the Company, Section 280G could potentially limit the federal tax deductions to be taken for certain compensation payments to an executive who could be subject to additional taxes (Section 4999). These provisions of the tax code are sometimes referred to as the “golden parachute” provisions. In general, if the total amount of payments to an individual that are contingent upon a change of control of Avatar (within the meaning of Section 280G), including payments under our incentive plans that vest upon a change in control, equals or exceeds three times the executive’s “base amount” (generally, the individual’s average annual compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as “parachute payments” under Section 280G. A portion of such payments would not be deductible by Avatar, and the executive would be subject to a 20% excise tax on such portion of the payments.

The Company accounts for stock-based compensation in accordance with the requirements of ASC Topic 718 (“ASC 718”), which for example, requires all stock-based awards to be expensed. The adoption of ASC 718 has not affected our compensation program for NEOs.

Compensation Committee Report

The Compensation Committee of the Board of Directors of Avatar has reviewed and discussed the foregoing Compensation Discussion and Analysis with Avatar’s management. Based on such review and discussion, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Avatar’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

April 25, 2011	COMPENSATION COMMITTEE
Kenneth T. Rosen, Chairman
Milton Dresner
Roger W. Einiger

[The remainder of this page is left blank intentionally.]

Summary Compensation Table

The following table presents 2010, 2009 and 2008 compensation information regarding the Company’s Chief Executive Officer, former Chief Executive Officer, former Chief Financial Officer and each of the three other most highly compensated executive officers on December 31, 2010 (the “Named Executive Officers” or “NEOs”).

Name and Principal Occupation	Year	Salary		Bonus		Stock Awards		Option Awards	Non-Equity Incentive Plan Compensation	All Other Compensation(8)	Total
Jon M. Donnell,(1)	2010	$67,308	(2)	$64,384	(2)	$4,427,015	(6)(7)	$—	$—	$12,450	$4,571,157
President and CEO	2009	—		—		—		—	—	—	—
	2008	—		—		—		—	—	—	—

Gerald D. Kelfer,(1)	2010	450,000	(2)(3)	700,000	(2)(3)(4)	—		—	—	2,021	1,152,021
Former President and CEO and	2009	473,077	(2)(3)	465,400	(2)(3)	—		—	—	4,166	942,643
Chairman of	2008	500,000	(2)	500,000	(2)	—		—	—	16,522	1,016,522
Executive
Committee

Randy L. Kotler,(1)	2010	394,269	(2)(3)	100,000	(2)	—		—	—	12,325	506,594
Former Executive	2009	331,154	(2)(3)	100,000	(2)	—		—	—	14,429	445,583
Vice President,	2008	350,000	(2)	100,000	(2)	—		—	—	18,346	468,346
Treasurer and CFO(5)

Michael Levy,(1)	2010	450,000	(2)(3)	360,000	(2)(3)	—		—	—	552	810,552
Former Executive	2009	473,077	(2)(3)	372,320	(2)(3)	—		—	—	1,439	846,836
Vice President and	2008	500,000	(2)	400,000	(2)	—		—	—	14,642	914,642
COO, Avatar
Properties Inc.

Patricia K.	2010	700,000	(2)	—		30,120	(6)	—	—	552	730,672
Fletcher,	2009	713,461	(2)	—		—		—	—	1,956	715,417
Executive Vice	2008	700,000	(2)	—		—		—	—	11,450	711,450
President and
General Counsel

Joseph Carl	2010	56,538	(2)	150,000	(2)	2,538,272	(6)	—	—	—	2,744,810
Mulac, III,	2009	—		—		—		—	—	—	—
Executive Vice	2008	—		—		—		—	—	—	—
President; and
President of Avatar
Properties Inc.
____________

(1)
Mr. Donnell was elected President and CEO effective upon the November 15, 2010 resignation of Mr. Kelfer.  The Employment Agreements with Mr. Kotler and Mr. Levy expired December 31, 2010, at which time they terminated their employment with Avatar.

(2)	For discussion of Avatar’s employment agreements with Named Executive Officers, see “Employment and Other Agreements.”

(3)
As part of its ongoing program to reduce expenses, the Company reduced the compensation of most of its employees, including those with written employment agreements who agreed to such reductions. As of April 13, 2009, the annual base salaries of Messrs. Kelfer and Levy were reduced by 10% to $450,000, and Mr. Kotler’s annual base salary was reduced by 10% to $315,000. In addition, the annual bonuses payable to Messrs. Kelfer and Levy in December 2009 of $500,000 and $400,000, respectively, were reduced by 10% on amounts accrued from April 13 through December 31, 2009, and by 10% for the entire 2010 fiscal year.  (See “Compensation Discussion and Analysis — Salaries and Bonuses” above.)

(4)
Represents reduced annual bonus of $450,000 (see footnote (2) above) and first of four annual payments of $250,000 pursuant to Separation Agreement with Mr. Kelfer. (See “Compensation Discussion and Analysis — Salaries and Bonuses” above.)

(5)
Mr. Kotler commenced employment on July 9, 2007 as Executive Vice President and Chief Financial Officer and was elected Treasurer on August 3, 2007. Prior to joining Avatar, Mr. Kotler had been an executive officer at TOUSA, Inc., which filed a voluntary petition for bankruptcy under Chapter 11 on January 29, 2008.

(6)
Represents the aggregate grant date fair value of RSU and restricted stock awards, calculated in accordance with FASB ASC Topic 718 (but disregarding estimates of forfeitures, if any). The valuation assumptions used in calculating these values are discussed in Note L of Avatar’s financial statements in the Form 10-K for the year ended December 31, 2010, as filed with the SEC. These amounts do not represent actual amounts paid or to be realized.

Amounts shown are not necessarily indicative of values to be achieved which may be more or less than the amounts shown as Awards are subject to time vesting and/or achievement of hurdle price conditions.  (See “RSUs and Restricted Common Stock Outstanding at 2010 Fiscal Year End” table below and footnote (4) thereto.)

(7)
Represents weighted average grant date fair value on 310,000 restricted shares of Common Stock.  Does not reflect vesting of 10,000 restricted shares on December 31, 2010.  Of the 10,000 shares vested, 3,645 shares were withheld for payment of taxes and 6,355 shares became unrestricted shares of Common Stock.  (See “Option Exercises and Stock Vested in 2010” below.)

(8)
Represents an amount for (i) perquisites, (ii) for the Company’s contribution to the 401(k) Plan and (iii) premiums paid by the Company for group term life. Perquisites represent (i) housing allowance, personal use of a Company-leased automobile or a cash allowance for a personal automobile and Company payment for the gas of the automobile, and (ii) limited tax and/or legal assistance. The amounts reflected in the table for perquisites are Avatar’s incremental cost. For automobile-related perquisites, the incremental cost is determined by multiplying Avatar’s out-of-pocket cost by the percentage of personal use, as determined by mileage. There is no incremental cost associated with tax and/or legal assistance. (See additional table below.) Avatar also provides group life, health, hospitalization and medical reimbursement plans which do not discriminate in scope, terms or operation in favor of officers and are available to all full-time employees.

Name	Year	Company Contribution to 401(k) Plan	Automobile Related	Group Term Life Iinsurance Premiums	Housing Allowance	Total
Jon M. Donnell	2010	$—	$1,200	$—	$11,250	$12,450
	2009	—	—	—	—	—
	2008	—	—	—	—	—
Gerald D. Kelfer	2010	—	—	2,021	—	2,021
	2009	—	899	3,267	—	4,166
	2008	3,450	11,488	1,584	—	16,522
Randy L. Kotler	2010	—	12,000	325	—	12,325
	2009	—	14,055	374	—	14,429
	2008	1,257	16,849	240	—	18,346
Michael Levy	2010	—	—	552	—	552
	2009	—	300	1,139	—	1,439
	2008	3,450	10,640	552	—	14,642
Patricia K. Fletcher	2010	—	—	552	—	552
	2009	—	300	1,656	—	1,956
	2008	3,450	7,448	552	—	11,450
Joseph Carl Mulac, III	2010	—	—	—	—	—
	2009	—	—	—	—	—
	2008	—	—	—	—	—

Grants of Plan-Based Awards in 2010

			Estimated future payouts under non- equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant Date	Effective Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Jon M. Donnell	10/13/10	11/15/10	— (1)	— (1)	— (1)	0	240,000(2)	240,000(2)	70,000(5)	—	—	$4,427,015(7)
Gerald D. Kelfer	N/A	—	—	—	—	—	—	—	—	—	—	—
Randy L. Kotler	N/A	—	—	—	—	—	—	—	—	—	—	—
Michael Levy	N/A	—	—	—	—	—	—	—	—	—	—	—
Patricia K. Fletcher	08/25/10	08/25/10	—	—	—	0	4,000(3)	4,000(3)	—	—	—	30,120
Joseph Carl Mulac, III	10/13/10	10/25/10	— (1)	— (1)	— (1)	0	144,000(4)	144,000(4)	36,000(6)	—	—	2,538,272(8)

(1)
Under the terms of their respective Employment Agreements, annual target bonuses for Mr. Donnell and Mr. Mulac of $500,000 and $300,000, respectively, are dependent upon the level of objective performance targets achieved by Avatar (which determines 75% of the bonus) and subjective performance targets (which determines 25% of the bonus).  However, pursuant to their Employment Agreements, targets did not apply for 2010.  Mr. Donnell received a bonus of $64,384, based on the target bonus of $500,000 multiplied by the fraction of the year he was employed during 2010, and Mr. Mulac received a guaranteed bonus of $150,000.  For further information, see “Employment and Other Agreements” below.

(2)
Awards are subject to approval by stockholders of the 2011 Restated Incentive Plan at the Annual Meeting . Assumes achievement of all hurdle prices and full vesting of performance-based awards which was not achieved during 2010. (See footnote (4) to “RSUs and Restricted Common Stock Outstanding at 2010 Fiscal Year End” table below.)

(3)	Based on a hurdle price of $25.00 which was not achieved during 2010.

(4)
Awards are subject to approval by stockholders of the 2011 Restated  Incentive Plan at the Annual Meeting.  Assumes achievement of all hurdle prices and full vesting of performance-based awards which was not achieved during 2010.  (See footnote (4) to “RSUs and Restricted Common Stock Outstanding at 2010 Fiscal Year End” table below.)

(5)
Time-based awards which vest 10,000 shares, 15,000 shares, 15,000 shares, 15,000 shares and 15,000 shares on each December 31, 2010, 2011, 2012, 2013 and 2014, respectively.  Of the 10,000 shares vested as of December 31, 2010, 3,645 shares were withheld for payment of taxes and 6,355 shares were converted to unrestricted shares of Common Stock.  (See footnote (4) to “RSUs and Restricted Common Stock Outstanding at 2010 Fiscal Year End” table below and “Option Exercises and Stock Vested in 2010” table below.)

(6)	Time-based awards which vest 9,000 shares on each December 31, 2011, 2012, 2013 and 2014. (See footnote (4) to “RSUs and Restricted Common Stock outstanding at 2010 Fiscal Year End” table below.)

(7)	Represents grant date fair value of aggregate of 310,000 shares of restricted Common Stock.

(8)	Represents grant date fair value of aggregate of 180,000 shares of restricted Common Stock.

Outstanding Equity Awards at 2010 Fiscal Year End

The following table provides information on the equity awards to the Named Executive Officers, which were outstanding at December 31, 2010.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)
Jon M. Donnell	None		None	N/A	N/A	300,000	(2)	$5,946,000
Gerald D. Kelfer	None		None	N/A	N/A	None		—
Randy L. Kotler	None		None	N/A	N/A	None		—
Michael Levy	50,000	(1)	None	$25.00	3/13/13	None		—
Patricia K. Fletcher	None		None	N/A	N/A	4,000		79,280
Joseph Carl Mulac, III	None		None	N/A	N/A	180,000	(3)	3,567,600
____________

(1)	Options granted to Mr. Levy vested and became exercisable on December 31, 2007.

(2)
Represents restricted shares of Common Stock, of which 60,000 shares are time based and 240,000 are performance based. The performance-based restricted shares are contingent on our stockholders’ approval of the 2011 Restated Incentive Plan not later than October 25, 2011.  See the following table with respect to vesting dates.

(3)
Represents restricted shares of Common Stock, of which 36,000 are time based and 144,000 are performance based. The performance-based restricted shares are contingent on our stockholders’ approval of the 2011 Restated Incentive Plan not later than October 25, 2011. See the following table with respect to vesting dates.

(4)	Calculated by multiplying unvested shares by $19.82, the closing price of the Common Stock on December 31, the last business day of 2010.

RSUs and Restricted Common Stock Outstanding at 2010 Fiscal Year End

The following table sets forth the award date, number of shares or units awarded, hurdle price per share and vesting dates for shares of restricted Common Stock issued and RSUs awarded to Named Executive Officers and unvested as of 2010 fiscal year end.

Name	RSUs(1) # Shares	Hurdle Price	Vesting Date (2)	Restricted Common Stock (1) # Shares		Hurdle Price	Vesting Date (2)
Jon M. Donnell	None	$—	—	300,000	(3)(4)	$(4)	(4)
Gerald D. Kelfer	None	—	—	None		—	—
Michael Levy	None	—	—	None		—	—
Patricia K. Fletcher	4,000	25.00	12/31/11	None		—	—
Joseph Carl Mulac, III	None	—	—	180,000	(4)	(4)	(4)
____________

(1)	For information regarding awards of RSUs and issuance of restricted Common Stock, see “Compensation Discussion and Analysis” above.

(2)	Subject to earlier vesting or forfeiture as described under “Employment and Other Agreements.”

(3)	See following table with respect to shares vested.

(4)	Time-Based Restricted Shares		Performance-Based Restricted Shares
Name	Number of Shares	Vesting Date	Number of Shares	Vesting Date – 12/31 of Year in which Common Stock achieves Hurdle Price

Jon M. Donnell	15,000	12/31/11	48,000	$25.00 - but no portion shall vest after 12/31/14
	15,000	12/31/12	48,000	$30.00 - but no portion shall vest after 12/31/14
	15,000	12/31/13	72,000	$35.00 - but no portion shall vest after 12/31/15
	15,000	12/31/14	72,000	$40.00 - but no portion shall vest after 12/31/15
Joseph Carl Mulac, III	9,000	12/31/11	28,800	$25.00 - but no portion shall vest after 12/31/14
	9,000	12/31/12	28,800	$30.00 - but no portion shall vest after 12/31/14
	9,000	12/31/13	43,200	$35.00 - but no portion shall vest after 12/31/15
	9,000	12/31/14	43,200	$40.00 - but no portion shall vest after 12/31/15

Option Exercises and Stock Vested in 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
Jon M. Donnell	None	$—	10,000	(1)	$198,200
Gerald D. Kelfer	None	—	57,267	(2)	—
Randy L. Kotler	None	—	None		—
Michael Levy	None	—	47,708	(2)	—
Patricia K. Fletcher	None	—	None		—
Joseph Carl Mulac, III	None	—	None		—
____________

(1)	On December 31, 2010, 10,000 restricted shares vested and became unrestricted, of which 3,645 shares were withheld for payment of taxes.

(2)
Certain unvested RSUs for which applicable hurdle price conditions had been satisfied were, in effect, converted into restricted shares of Common Stock on December 22, 2008.  Mr. Kelfer and Mr. Levy each made an Internal Revenue Code Section 83(b) election, based on the closing price of the Common Stock on December 22, 2008. (See “Compensation Discussion and Analysis” above.) The closing price of the Common Stock on December 22, 2008 was $27.49.  Shares issued to Mr. Kelfer were “contractually restricted” until vested as of November 15, 2010 (see “Employment and Other Agreements – Agreements with Gerald Kelfer – Separation Agreement”). Shares issued to Mr. Levy were “contractually restricted” until vested on December 31, 2010 (see “Employment and Other Agreements — Agreements with Michael Levy”).

Equity Compensation Plan Information

The following table summarizes information about the options, warrants and rights and other equity compensation under Avatar’s equity plans on December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average Exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	139,842	(1)	$25.00	(2)	8,451	(3)
Equity compensation plans not approved by security holders	None		—		none
Total	139,842	(1)	$25.00	(2)	8,451	(3)
____________

(1)	Represents 110,000 options, 12,085 performance-conditioned RSUs, and 17,757 stock units issuable to those directors who elected to participate in Avatar’s deferred compensation plan.

(2)	Applicable only to options. Not applicable to RSUs or stock units.

(3)
Other than securities to be issued upon the exercise of the outstanding options and rights, as shown in column (a), 8,451 securities remain available for issuance under the Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement), as amended.

Nonqualified Deferred Compensation for 2010

Avatar does not maintain a nonqualified deferred compensation plan for its employees, including the Named Executive Officers. However, Avatar permits the Named Executive Officers to defer the receipt of payments under the Incentive Plan. There were no deferrals of compensation by any of the Named Executive Officers during 2010, or in any prior year.

Pension Benefits for 2010

Avatar does not sponsor any defined benefit pension plan for its employees, including the Named Executive Officers.

Employment and Other Agreements

General

We employ each of the Named Executive Officers pursuant to written employment agreements. We also have various other compensatory agreements with our NEOs. These agreements are discussed below in greater detail.

Agreements with Jon M. Donnell

Employment Agreement

On October 19, 2010, Avatar entered into an Employment Agreement with Mr. Donnell, pursuant to which he was employed as President and Chief Executive Officer, on November 15, 2010 through December 31, 2012.  Mr. Donnell’s employment will automatically renew on January 1 of each subsequent year for an additional one-year term and the term of employment will continue until Avatar or Mr. Donnell provides written notice of non-renewal at least 90 days prior to expiration of the term.  Mr. Donnell receives an annual base salary of $500,000 and is eligible to receive an annual target bonus, targeted at 100% of base salary, dependent upon the level of performance targets achieved by Avatar (which determines 75% of the bonus) and subjective performance targets achieved by Avatar (which determines 25% of the bonus) established by the Compensation Committee of the Board and approved by the Board.  For 2010, Mr. Donnell’s bonus was guaranteed at $64,384, based on the fraction of the year he was employed during 2010.

Pursuant to the Employment Agreement, Mr. Donnell was granted an award of up to 310,000 restricted shares of Common Stock, of which 70,000 shares are time based and vest incrementally over a time period ending December 31, 2014, and up to 240,000 shares which vest depending on Avatar’s Common Stock being at least equal to specified hurdle prices (ranging from $25 to $40) for 20 trading days at dates through December 31, 2015, in each case subject to Mr. Donnell’s continued employment on the respective vesting dates.  Of the 70,000 time-based restricted shares, 10,000 shares vested as of December 31, 2010, and 15,000 additional shares are to vest as of each December 31, 2011, 2012, 2013 and 2014.  The 240,000 performance-based restricted shares are contingent on our stockholders’ approval of the 2011 Restated Incentive Plan not later than October 25, 2011 and vest in tranches of 48,000, 48,000, 72,000 and 72,000, respectively, as of December 31 of the year in which Avatar’s stock price achieves the specified hurdle price of $25.00, $30.00, $35.00 and $40.00, respectively.  However, with respect to the first two tranches, no portion shall vest beyond December 31, 2014; and with respect to the second two tranches, no portion shall vest beyond December 31, 2015.  Mr. Donnell is also required to hold a number of vested shares of Common Stock having a fair market value equal to three times his annual base salary.

For information regarding the terms of the agreement relating to potential payments to Mr. Donnell upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Stock Award Agreement

As of November 15, 2010, Avatar entered into a Stock Award Agreement with Mr. Donnell pursuant to which he was granted 310,000 restricted shares of common stock, as described above under Employment Agreement.

For information regarding the terms of the agreement relating to potential payments to Mr. Donnell upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Agreements with Gerald D. Kelfer

Separation Agreement

On October 19, 2010, Avatar entered into a Separation Agreement with Mr. Kelfer, pursuant to which Mr. Kelfer’s employment as President and CEO of Avatar and as a director and/or officer of Avatar’s subsidiaries and affiliates terminated effective November 15, 2010.  Pursuant to the Separation Agreement, Mr. Kelfer is entitled to the following amounts as provided under the Amended and Restated Employment Agreement entered into as of December 22, 2008:  (a) base salary at an annualized rate of $450,000 through June 30, 2011 (the “Severance Termination Date”), (b) a bonus for calendar year 2010 in the amount of $450,000, (c) a bonus for calendar year 2011 in the amount of $225,000 after Mr. Kelfer executes a release of Avatar following the Severance Termination Date, (d) four annual payments in the amount of $250,000 each, payable in December 2010, January 2012, January 2013 and January 2014, and (e) continued participation in employee benefit plans and programs through the Severance Termination Date.

Amended and Restated Employment Agreement

On April 15, 2005, Avatar entered into an Amended and Restated Employment Agreement with Mr. Kelfer, pursuant to which until June 30, 2011, he was employed as Avatar’s President and Chief Executive Officer. The Agreement was amended on December 26, 2006 and on December 22, 2008. Mr. Kelfer received an annual base salary of $500,000 and an annual bonus of $500,000 pursuant to the Agreement. The 2008 amendment did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code. Effective April 13, 2009, Mr. Kelfer agreed to reduce (i) his base salary rate by 10%, from $500,000 to $450,000 per annum and (ii) his annual bonus by 10%, effective April 13, from $500,000 to $465,400 for 2009 and to $450,000 for 2010.

For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

2008-2010 Earnings Participation Award Agreement

On April 15, 2005, Avatar entered into an Earnings Participation Award Agreement with Mr. Kelfer, pursuant to which he was granted an annual and cumulative cash award relating to the achievement of performance goals during the 2008-2010 fiscal years. The annual cash award entitled Mr. Kelfer to a cash payment with respect to each fiscal year beginning 2008 and ending 2010 equal to two and one-quarter percent of Avatar’s gross profit over preestablished levels as determined by the Compensation Committee.

The cumulative cash award entitled Mr. Kelfer to receive a cash payment equal to one and one-half percent of the excess of actual gross profit (as defined) from January 1, 2008 through December 31, 2010 over the established target gross profit of $390,000,000.

An amendment to the agreement on December 22, 2008, did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code.

Preestablished gross profit levels were not met during fiscal years 2008, 2009 and 2010; therefore, no payments were made under this award.

For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreements

Mr. Kelfer had been awarded over time the opportunity to receive a total of 365,000 performance-conditioned RSUs, consisting of 100,000 units awarded on December 7, 1998 and 50,000 units awarded on October 20, 2000, which vested and were converted into shares of Common Stock as of December 22, 2005; an aggregate of 125,000 units awarded on March 27, 2003, which vested and were converted into shares of Common Stock as of December 22, 2008; and an aggregate of 90,000 units awarded on April 15, 2005.

Each of the RSUs awards to Mr. Kelfer was conditioned upon (i) the closing price of the Common Stock being at least equal to a specified hurdle price for 20 trading days out of 30 consecutive trading days during the period beginning on the award date and ending on the vesting date and (ii) the continued employment of Mr. Kelfer at the time the foregoing condition is satisfied. The hurdle price performance condition for all units was satisfied. On December 22, 2008, Avatar entered into an Amended and Restated Stock Unit Agreement with Mr. Kelfer. In effect, the amendment converted the 90,000 RSUs awarded on April 15, 2005 into shares of Common Stock that are subject to restrictions (similar to those applicable to the units). Until such shares vested pursuant to the terms of the Agreement, they were forfeitable to Avatar (together with any dividends thereon) and could not be sold. As part of the amendment, as discussed above in “Compensation Discussion and Analysis,” Avatar vested the number of shares of restricted stock sufficient for Avatar to acquire from Mr. Kelfer to satisfy his tax withholding obligation (32,733 shares).  The remaining 57,267 shares vested and became unrestricted as of November 15, 2010, the date of Mr. Kelfer’s termination of employment.

For information regarding the terms of the agreement relating to potential payments to Mr. Kelfer upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Agreements with Michael Levy

Amended and Restated Employment Agreement

On April 15, 2005, Avatar entered into an Amended and Restated Employment Agreement with Mr. Levy, pursuant to which until December 31, 2010, he was employed as Executive Vice President and Chief Operating Officer of Avatar Properties Inc. The Agreement was amended on December 26, 2006 and on December 22, 2008. Mr. Levy received an annual base salary of $500,000 and an annual bonus of $400,000 pursuant to the Agreement. The 2008 amendment did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code. Effective April 13, 2009, Mr. Levy agreed to reduce (i) his base salary rate by 10%, from $500,000 to $450,000 per annum and (ii) his annual bonus by 10%, effective April 13, from $400,000 to $372,320 for 2009 and to $360,000 for 2010.

For information regarding the terms of the agreement relating to potential payments to Mr. Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

2008-2010 Earnings Participation Award Agreement

On April 15, 2005, Avatar entered into an Earnings Participation Award Agreement with Mr. Levy, pursuant to which he was granted an annual and cumulative cash award relating to the achievement of performance goals. The annual cash award entitled him to a cash payment with respect to each fiscal year beginning 2008 and ending 2010 equal to two percent of Avatar’s gross profit over preestablished levels as determined by the Compensation Committee.

The cumulative cash award entitled Mr. Levy to receive a cash payment equal to one and one-quarter percent of the excess of actual gross profit (as defined) from January 1, 2008 through December 31, 2010 over the established target gross profit of $390,000,000.

An amendment to the Agreement on December 22, 2008, did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code.

Preestablished gross profit levels were not met during fiscal years 2008, 2009 and 2010; therefore, no payments were made under this award.

For information regarding the terms of the agreement relating to potential payments to Mr. Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Nonqualified Stock Option Agreements

On February 19, 1999, Mr. Levy was granted options to purchase 50,000 shares of Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. The options granted to Mr. Levy were fully vested as of February 19, 2002 and remained exercisable until February 19, 2009.

On March 13, 2003, Mr. Levy was granted additional options to purchase 60,000 shares of Common Stock under the Incentive Plan, at an exercise price of $25.00 per share. The options vested and became exercisable on December 31, 2007 and will remain exercisable until March 13, 2013. See “Outstanding Equity Awards at 2010 Fiscal Year-End” table above with respect to options remaining unexercised at December 31, 2010.

For information regarding the terms of the agreements relating to potential payments to Mr. Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreements

On March 27, 2003, Avatar entered into a Restricted Stock Unit Agreement with Mr. Levy, pursuant to which he was awarded an opportunity to receive 25,000 performance-conditioned RSUs representing 25,000 shares of Common Stock, which vested and were converted into shares of Common Stock as of December 20, 2007.

On April 15, 2005, Avatar entered into Restricted Stock Unit Agreements with Mr. Levy, pursuant to which he was awarded an opportunity to receive 75,000 performance-conditioned RSUs representing 75,000 shares of Common Stock.

Each of the restricted stock unit awards to Mr. Levy was conditioned upon (i) the closing price of the Common Stock being at least a specified hurdle price per share for 20 trading days out of 30 consecutive trading days during the period beginning on the award date and ending on the vesting date, and (ii) the continued employment of Mr. Levy at the time the foregoing condition was satisfied. The hurdle price performance condition for all units was satisfied. On December 22, 2008, Avatar entered into an Amended and Restated Restricted Stock Unit Agreement with Mr. Levy. In effect, the amendment converted 75,000 RSUs awarded on April 15, 2005 into shares of Common Stock that were subject to restrictions (similar to those applicable to the units). Until such shares vested pursuant to the terms of the Agreement, they were forfeitable to Avatar (together with any dividends thereon) and could not be sold. As part of the amendment, as discussed above in “Compensation Discussion and Analysis,” Avatar vested a number of shares of restricted stock sufficient for Avatar to acquire from Mr. Levy to satisfy his tax withholding obligations (27,292 shares).  The remaining 47,708 shares vested and became unrestricted on December 31, 2010.

For information regarding the terms of the agreement relating to potential payments to Mr. Levy upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Agreements with Randy L. Kotler

Employment Agreement

On June 26, 2007, Avatar entered into an Employment Agreement with Mr. Kotler, pursuant to which he was employed as Executive Vice President and Chief Financial Officer on July 9, 2007 through July 8, 2010, at a base salary of $350,000 per annum, a signing bonus of $100,000 and an annual bonus of no less than $100,000. The Agreement was amended and restated on December 22, 2008. The amendment did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code. Effective April 13, 2009, Mr. Kotler’s base salary was reduced by 10%, from $350,000 to $315,000 per annum.  On May 6, 2010, Avatar entered into an amendment of the Amended and Restated Employment Agreement with Mr. Kotler, extending his term of employment to December 31, 2010, at an annualized base compensation of $450,000 as of July 9, 2010.

For information regarding the terms of the agreement relating to potential payments to Mr. Kotler upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreements

On June 26, 2007, Avatar entered into Restricted Stock Unit Agreements with Mr. Kotler, pursuant to which he was awarded on July 9, 2007 an opportunity to receive, in increments of 2,500 units, an aggregate of up to 7,500 performance-conditioned RSUs representing 7,500 shares of Common Stock. The Agreements were amended and restated on December 22, 2008. The amendments did not make any material changes and were intended principally to ensure compliance with Section 409A of the Internal Revenue Code. Each of the restricted stock unit awards was conditioned upon (i) the closing price of the Common Stock being at least at a specified hurdle price for 20 trading days out of 30 consecutive trading days during the period beginning on July 9, 2007 and ending on the vesting date of July 8, 2010, and (ii) the continued employment of Mr. Kotler at the time the foregoing condition was satisfied.  These RSU Agreements expired July 8, 2010 without the respective hurdle prices having been achieved.

Agreements with Patricia K. Fletcher

Employment Agreement

On November 8, 2006, Avatar entered into an Employment Agreement with Ms. Fletcher pursuant to which she was employed as Executive Vice President and General Counsel on January 1, 2007 through December 31, 2009, at a base salary of $700,000 per annum. The Agreement was amended and restated on December 22, 2008. The amendment did not make any material changes and was intended principally to ensure compliance with Section 409A of the Internal Revenue Code. On October 26, 2009, the Agreement was amended to extend the term of her employment to December 31, 2010.  On August 25, 2010, the Agreement was amended to extend the term of her employment to December 31, 2011, at an annual base salary of $600,000 as of January 1, 2011.

For information regarding the terms of the agreement relating to potential payments to Ms. Fletcher upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Restricted Stock Unit Agreement

On November 8, 2006, Avatar entered into a Restricted Stock Unit Agreement with Ms. Fletcher, pursuant to which she was awarded an opportunity to receive 18,900 performance-conditioned RSUs representing 18,900 shares of Common Stock. The actual grant of the units was conditioned upon (i) the closing price of the Common Stock being at least $72.50 per share for 20 trading days out of 30 consecutive trading days beginning January 1, 2007 and ending December 31, 2009, and (ii) the continued employment of Ms. Fletcher at the time the foregoing condition was satisfied. This hurdle price performance condition was satisfied on January 31, 2007. On December 22, 2008, Avatar entered into an Amended and Restated Restricted Stock Unit Agreement with Ms. Fletcher. In effect, the amendment converted the 18,900 RSUs into shares of Common Stock that were subject to restrictions (similar to those applicable to the units). Until such shares vested pursuant to the terms of the Agreement, they were forfeitable to Avatar (together with any dividends thereon) and could not be sold. As part of the amendment, as discussed above in “Compensation Discussion and Analysis,” Avatar vested a number of shares of restricted stock sufficient for Avatar to acquire from Ms. Fletcher to satisfy her tax withholding obligations (6,932 shares). The remaining shares of restricted stock (11,968) vested on December 31, 2009, and 11,968 unrestricted shares of Avatar’s Common Stock were issued to Ms. Fletcher.

On August 25, 2010, Avatar entered into a Restricted Stock Unit Agreement with Ms. Fletcher, pursuant to which she was awarded an opportunity to receive 4,000 performance-conditioned RSUs representing 4,000 shares of Common Stock.  The actual grant of the Units is conditioned upon (i) the closing price of the Common Stock being at least $25.00 per share for 20 trading days out of 30 consecutive trading days beginning August 25, 2010 and ending December 31, 2011, and (ii) the continued employment of Ms. Fletcher at the time the foregoing condition is satisfied.

Agreements with Joseph Carl Mulac, III

Employment Agreement

On October 22, 2010, Avatar entered into an Employment Agreement with Mr. Mulac, pursuant to which he was employed as Executive Vice President of the Company and as President of the Company’s wholly-owned subsidiary, Avatar Properties Inc., from October 25, 2010 through December 31, 2012.  Mr. Mulac’s employment will automatically renew on January 1 of each subsequent year for an additional one-year term and the term of employment will continue until Avatar or Mr. Mulac provides written notice of nonrenewal at least 90 days prior to expiration of the term.  Mr. Mulac receives an annual base salary of $300,000 and is eligible to receive an annual target bonus, targeted at 100% of base salary, dependent upon the level of performance targets achieved by Avatar (which determines 75% of the bonus) and subjective performance targets achieved by Avatar (which determines 25% of the bonus) established by the Compensation Committee of the Board and approved by the Board.  For 2010, Mr. Mulac was guaranteed a calendar year bonus of $150,000.

Pursuant to the Employment Agreement, Mr. Mulac was granted an award of up to 180,000 restricted shares of Common Stock, of which 36,000 shares are time based and vest incrementally over a time period ending December 31, 2014, and up to 144,000 shares which vest depending on Avatar’s Common Stock being at least equal to specified hurdle prices (ranging from $25 to $40) for 20 trading days at dates through December 31, 2015, in each case subject to Mr. Mulac’s continued employment on the respective vesting dates.  The 36,000 time-based restricted shares are to vest at 9,000 shares as of each December 31, 2011, 2012, 2013 and 2014.  The 144,000 performance-based restricted shares are contingent on our stockholders’ approval of the 2011 Restated Incentive Plan not later than October 25, 2011 and vest in tranches of 28,800, 28,800, 43,200 and 43,200, respectively, as of December 31 of the year in which Avatar’s stock price achieves the specified hurdle price of $25.00, $30.00, $35.00 and $40.00, respectively.  However, with respect to the first two tranches, no portion shall vest beyond December 31, 2014; and with respect to the second two tranches, no portion shall vest beyond December 31, 2015.  Mr. Mulac is also required to hold a number of vested shares of Common Stock having a fair market value equal to three times his annual base salary.

For information regarding the terms of the agreement relating to potential payments to Mr. Mulac upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Stock Award Agreement

As of October 25, 2010, Avatar entered into a Stock Award Agreement with Mr. Mulac pursuant to which he was granted 180,000 restricted shares of common stock, as described above under Employment Agreement.

For information regarding the terms of the agreement relating to potential payments to Mr. Mulac upon termination of employment or a change in control of the Company, see “Potential Payments Upon Termination or Change-in-Control” below.

Potential Payments Upon Termination or Change-in-Control

Under the Company’s various agreements with Messrs. Donnell, Kelfer, Kotler, Levy and Mulac and Ms. Fletcher, each of them is or was entitled to certain payments and benefits upon his or her termination of employment for specified reasons and in the event of a change in control of the Company. The first section below describes the arrangements that each named executive officer has or had with respect to termination and/or change in control and the definitions that apply to such arrangements. The second section quantifies certain compensation and benefits that would be payable to these individuals under the various arrangements if their employment had terminated on December 31, 2010, and/or a change in control of the Company had occurred on that date, given the individual’s compensation on that date and, if applicable, based on the closing market price of the Company’s Common Stock on the last trading day of 2010 ($19.82). For a general description of the agreements see “Employment and Other Agreements” above.

Jon M. Donnell

The following definitions apply to Mr. Donnell’s agreements described below:

 “Disability” means a physical or mental disability that prevents Mr. Donnell from performing his duties for a continuous period of 90 days or longer, or for 180 days or more in any 12-month period.

 “Cause” means Mr. Donnell’s:
•	failure to perform his material duties, which failure remains uncured for 30 days after he receives written notice from the Company demanding cure;

•	willful misconduct or gross neglect in the performance of his duties, or willful failure to abide by good faith business-related instructions of the Board;

•	breach of any material provision of his Employment Agreement, which breach remains uncured for 30 days after he receives written notice from the Company demanding cure;

•
conviction or pleading guilty or nolo contendere to a felony or any misdemeanor or other crime involving fraud, embezzlement, theft, dishonesty or moral turpitude or any crime, which conviction or plea results in a material adverse effect on the Company or any of its subsidiaries;

•	commission of fraud or embezzlement against the Company; or

•	engaging in conduct which is materially injurious to the business or reputation of the Company, including but not limited to any violation of the Company’s material policies.

“Good Reason” means:

•	any material diminution in Mr. Donnell’s compensation or duties and responsibilities;

•	Mr. Donnell’s removal from the Board;

•	Mr. Donnell’s removal as CEO; or

•	a breach by the Company of any material provision of Mr. Donnell’s employment agreement.

“Change in Control” generally means any of the following events:

•
any person or entity becoming the direct or indirect beneficial owner of securities of the Company representing 51% or more of the combined voting power of the issued and outstanding stock (a “Significant Owner”), unless such shares are originally issued to such Significant Owner by the Company;

•
the majority of the Company’s Board of Directors is no longer comprised of the incumbent directors on the effective date of the Incentive Plan or directors whose initial election or nomination was approved by a majority of directors who comprised the incumbent directors as of the date of such election or nomination;

•	a sale of all or substantially all of the assets of the Company; or

•
approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would result in a sale of all or substantially all of the assets of the Company as described above, and the consummation of such transaction.

Employment Agreement

Termination without Cause or for Good Reason:  If Mr. Donnell resigns for Good Reason or his employment is terminated not for Cause, he would be entitled to:

•	accrued and unpaid base salary to the date of termination.

Provided that Mr. Donnell executes a general release, he would be entitled to:

•
two times his base salary, paid in equal installments for a period of six months, and continued coverage under employee benefit plans for a number of months equal to the number of months between the date of termination and the end of the then-applicable term of employment (or, if longer, 12 months);

•
a number of shares subject to the Time-Based Award that would have vested on December 31 of the year in which termination occurs, multiplied by a fraction, the numerator of which is equal to the number of days he worked in such year and the denominator of which is 365; and

•	a number of shares subject to the Performance-Based Award equal to the number of shares that would have vested on December 31 of the year in which termination occurs.

Termination for Any Other Reason:  If Mr. Donnell resigns or his employment is terminated for any other reason, he would be entitled to accrued and unpaid base salary to the date of termination.

Change in Control:  In the event of a Change in Control during the term of his employment or within 120 days following termination for any reason other than for Cause or without Good Reason, Mr. Donnell would be entitled to full vesting of the Time-Based Award and to full vesting of the Performance-Based Award to the extent that such Award would have vested prior to, or in connection with, the Change in Control.

Non-Competition: Generally, Mr. Donnell agreed that during the term of his employment with the Company and for six months following the date of termination he would not compete with the Company as follows:

•
have an employment, consulting or financial investment relationship with a competitor with the business of the Company or any of its affiliates within a 100-mile radius of a site for which the Company or any of its affiliates is engaged or has documented plans to become engaged; or

•	solicit someone who was a customer or employee of the Company or any of its affiliates during the executive’s tenure to become a customer or employee of another.

Protection of Confidential Information: Generally, Mr. Donnell agreed that during the term of his employment and for all time following the date of termination, he would not disclose to any other person or entity any confidential knowledge or information pertaining to the Company’s business.

Violation or threatened violation of any of his obligations with respect to non-competition and confidential information would entitle the Company to various remedies, including injunctive relief and damages.

Stock Award Agreement

Termination without Cause or for Good Reason: If Mr. Donnell resigns for Good Reason or his employment is terminated not for Cause, provided that he executes a general release, he would be entitled to:

•
a number of shares subject to the Time-Based Award that would have vested on December 31 of the year in which termination occurs, multiplied by a fraction, the numerator of which is equal to the number of days he worked in such year and the denominator of which is 365; and

•	a number of shares subject to the Performance-Based Award equal to the number of shares that would have vested on December 31 of the year in which termination occurs.

Termination for Any Other Reason: If Mr. Donnell resigns or his employment is terminated for any other reason, all shares which have not vested will forfeit.

Change in Control:  In the event of a Change in Control during the term of his employment or within 120 days following termination for any reason other than for Cause or without Good Reason, Mr. Donnell would be entitled to full vesting of the Time-Based Award and to full vesting of the Performance-Based Award to the extent that such Award would have vested prior to, or in connection with, the Change in Control.

Gerald D. Kelfer

Prior to the execution of the Separation Agreement described above under “Employment and Other Agreements – Agreements with Gerald D. Kelfer,” the following definitions applied to all of Mr. Kelfer’s agreements described below:

“Disability” generally meant any disability or incapacity that made Mr. Kelfer incapable of fully performing the services required of him for a period of 120 consecutive days or for shorter periods aggregating 120 days during any period of twelve consecutive months.

“Cause” generally meant Mr. Kelfer’s:

•	conviction or pleading guilty with respect to any felony that was or could have become materially harmful to the Company as determined by the Board;

•	commission of a material act of fraud against the Company; or

•
willful, repeated and demonstrable failure to perform his duties over a period of at least 30 days (other than as a result of incapacity due to physical or mental illness) or material breach of any of his obligations under his agreement.

“Good Reason” generally meant:

•	failure of the Board or the stockholders to continue to recommend or elect Mr. Kelfer as a director;

•	failure of the Board to elect Mr. Kelfer to the Executive Committee;

•	assignment to Mr. Kelfer of any material duties other than those contemplated by his employment agreement;

•	any limitation of Mr. Kelfer’s powers;

•	reduction in the rate of compensation, or a material reduction in fringe benefits (other than in those generally applicable to senior executives of the Company);

•	any other material failure by the Company to perform any of its material obligations under the agreement; or

•	relocation of the principal place of business to a place of a distance further than a 75-mile radius from (i) Coral Gables, Florida or (ii) New York, New York.

“Change in Control” generally meant any of the following events:

•	any person or entity becoming the direct or indirect beneficial owner of securities of the Company representing 90% or more of the combined voting power of the issued and outstanding stock; or

•
approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would have resulted in a person or entity beneficially owning 90% or more of the stock of the Company as described above, and the consummation of such transaction.

Amended and Restated Employment Agreement

Death: If Mr. Kelfer’s employment had been terminated due to his death, he would have been entitled to receive any accrued but unpaid base salary and prorated annual bonus through his date of termination, as well as the Severance Payments (as defined below). In addition, his estate would have been entitled to any payments under any pension or employee benefit plans maintained by the Company.

Disability: If Mr. Kelfer’s employment had been terminated due to his Disability, he would have been entitled to receive the Severance Payments (as defined below).

Generally, “Severance Payments” meant an annual payment following the date of termination for four years equal to a prorated portion of $250,000 based on the number of months of employment that elapsed between November 30, 2000 and December 31, 2010.

For Cause or other than for Good Reason: If Mr. Kelfer resigned other than for Good Reason or was terminated for Cause, he would have been entitled to receive his full base salary and prorated annual bonus through the date of termination.

Without Cause or for Good Reason: If Mr. Kelfer resigned for Good Reason or was terminated not for Cause, he would have been entitled to:

•
his full annual base salary, annual bonus (without interest) and participation in all employee benefit plans and programs to the extent applicable to other senior executives of the Company (or an amount equal to the annual contributions, payments, credits and allocations made by the Company) through the earlier of (i) June 30, 2011 and (ii) the second anniversary of the date of termination, subject to certain mitigation provisions (as set forth below); and

•	annual payments of $250,000 for four years.

Termination on June 30, 2011: If Mr. Kelfer’s employment terminates on June 30, 2011, he would be entitled beginning in the calendar year following the date of termination to an annual payment of $250,000 for four years.

Change in Control: If Mr. Kelfer were to terminate his employment in the one year following a Change in Control, he would be entitled to:

•	continue to receive his base salary and annual bonus through the earlier of (i) the first anniversary of the date of termination or (ii) June 30, 2011; and

•	the Severance Payments.

Duty to seek other employment: Generally, Mr. Kelfer agreed that if his employment were to be terminated for Cause, Good Reason or due to Disability, during the entire period of time that he was entitled to receive any of the benefits described above, he would seek employment involving services similar to those he performed for the Company. In the event that he secured employment, the Company would have been entitled to deduct from the amounts stated above any salary, bonuses or other compensation paid to him in connection with his new employment. The Company would also have been entitled to terminate his participation (or the equivalent payment made in lieu of such participation) in any employee benefit plans and programs that are substantially similar to those he is receiving in his new employment. Mr. Kelfer also agreed to repay to the Company any of the amounts paid to him that the Company was entitled to deduct.

Non-Competition: Generally, Mr. Kelfer agreed that during the term of his employment with the Company and through the first anniversary of the date of termination he would not compete with the Company as follows:

•
have an employment, consulting or financial investment relationship with a competitor (whose main business is adult retirement communities and/or active adult communities) within a 100-mile radius of a site for which the Company is preparing to develop, has commenced development of, or has a binding commitment or option to purchase, real estate; or

•	solicit someone who was a customer or employee of the Company during the executive’s tenure to become a customer or employee of another.

Protection of Confidential Information: Generally, Mr. Kelfer agreed that during the term of his employment and for all time following the date of termination, he would not disclose to any other person or entity any confidential knowledge or information pertaining to the Company’s business.

Violation or threatened violation of any of his obligations with respect to non-competition and confidential information entitled the Company to various remedies, including injunctive relief and damages.

Excise Tax: Had Mr. Kelfer become entitled to any payment, benefit or distribution by the Company, which was subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any interest or penalties were incurred by the Company, such payments would have been reduced by the Company by no more than $250,000 until no portion of such payments would have been subject to excise tax. Mr. Kelfer could have chosen to reduce the payment by more than $250,000 in order to avoid the excise tax, but had he chosen not to do so, he would have been responsible for the payment of the excise tax.

2008-2010 Earnings Participation Award Agreement

Death or Disability: If Mr. Kelfer’s employment had been terminated due to his death or Disability, Mr. Kelfer or his estate would have received a prorated annual cash award for the fiscal year in which his employment was terminated and a prorated cumulative cash award.

For Cause or not for Good Reason: If Mr. Kelfer’s employment had been terminated for Cause or upon resignation for other than Good Reason, rights to future cash payments accruing on or after the date of termination would have been forfeited.

Not for Cause or for Good Reason: If Mr. Kelfer’s employment had been terminated other than for Cause or upon resignation for Good Reason, he would have continued to receive such cash payments as would otherwise have been made under the agreement.

Change in Control: Generally, upon the occurrence of a Change in Control between January 1, 2008 and December 31, 2010, Mr. Kelfer would have received a prorated annual cash award for the fiscal year in which the Change in Control occurred and any cash payment pursuant to the cumulative cash award.

Forfeiture upon breach of certain obligations: Generally, if Mr. Kelfer were to have  breached the non-compete, confidentiality and similar provisions in his employment agreement or any other agreement with the Company, he would have forfeited any right to any cash payments under this agreement.

Amended and Restated Restricted Stock Unit Agreement

Death or Disability: If Mr. Kelfer’s employment had been terminated due to his Disability or death after a hurdle price condition was met, his unvested shares of restricted stock would have vested in an amount equal to a pro rata portion based on the number of whole months which had elapsed from January of the year in which Mr. Kelfer received the award to the date of his Disability or death.

For Cause or not for Good Reason: If Mr. Kelfer had resigned without Good Reason or been terminated for Cause, all of his unvested shares of restricted stock would have been forfeited.

Not for Cause or for Good Reason: If Mr. Kelfer’s employment had been terminated other than for Cause or upon resignation for Good Reason all of his unvested shares of restricted stock would have vested.

Change in Control: In the event of a Change in Control, all of Mr. Kelfer’s unvested shares of restricted stock would have vested.

Michael Levy

The following definitions applied to all of Mr. Levy’s agreements described below:

“Disability” generally meant inability to perform one or more material functions under the agreement and which entitled him to receive benefits under a disability plan or other benefit plans.

“Cause” generally meant Mr. Levy’s:

•	conviction or pleading guilty with respect to any felony that was or could have become materially harmful to the Company as determined by the Board;

•	willful misconduct, gross negligence, fraud or dishonesty in a manner that was or could have become materially harmful to the Company as determined by the Board; or

•	violation of any material term of the Amended and Restated Employment Agreement or any other Company policy.

“Without Cause” generally meant for any reason whatsoever, or for no reason, in the sole discretion of the Company, other than for death, Disability, for Cause, Change in Control or the end of the term of his employment (December 31, 2010).

“Good Reason” generally meant:

•
any assignment of material duties other than those contemplated by the employment agreement. However, adjustment of existing duties due to Change in Control would not have constituted “Good Reason” so long as the adjusted duties were comparable to the duties prior to the Change in Control;

•
material reduction in the rate of compensation, or a material reduction in fringe benefits (other than material reduction in fringe benefits generally applicable to senior executives of the Company); or

•	any other material failure by the Company to perform any of its material obligations under the agreement.

“Without Good Reason” generally meant any reason other than Good Reason.

“Change in Control” generally meant:

•
any person or entity or group of them having become the direct or indirect beneficial owner of securities of the Company representing 90% or more of the combined voting power of the issued and outstanding stock;

•
approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would have resulted in a person or entity beneficially owning a percentage of the stock of the Company as described above, and the consummation of such transaction; or

•	the Company ceased to be engaged, directly or indirectly, and did not intend to be engaged at any time in the foreseeable future, in any real estate business.

Amended and Restated Employment Agreement

Death or Disability: If the employment of Mr. Levy had been terminated due to death or Disability then he or his estate would have received:

•	his earned but unpaid base salary and vacation pay through the date of termination;

•	his annual bonus prorated to the date of termination; and

•	any benefits to which he was entitled under any employee benefit plans in which he was a participant through the date of termination.

If a Change in Control had occurred prior to such termination due to death or Disability, then Mr. Levy or his estate would have received his prorated portion of $1,800,000 (the “Retention Amount”) as of the date of termination. The remaining balance of the Retention Amount would have been donated to one or more charitable not-for-profit organizations designated by the Board.

For Cause or Without Good Reason: If the employment of Mr. Levy had been terminated for Cause or had he  resigned Without Good Reason, he would have received (subject, generally, to any set-off, counterclaim or cause of action the Company may have had against him):

•	his earned but unpaid base salary and vacation pay through the date of termination; and

•	any benefits to which he would have been entitled under any employee benefit plans in which he was a participant through the date of termination.

If a Change in Control had occurred prior to such termination, Mr. Levy would not have been entitled to receive any portion of the Retention Amount and the Retention Amount would have been donated to one or more charitable not-for-profit organizations designated by the Board.

Without Cause or for Good Reason: If Mr. Levy had resigned for Good Reason or had his employment been terminated Without Cause, he would have been entitled to receive through the earlier of December 31, 2010 and the second anniversary of the date of termination:

•	his base salary and annual bonus without interest, subject to certain mitigation provisions (as set forth below); and

•	all employee benefit plans and programs to the extent applicable to other senior executives of the Company.

If, however, a Change in Control had occurred prior to such termination, he would have been entitled to receive:

•	the Retention Amount; and

•
all employee benefit plans and programs to the extent applicable to other senior executives of the Company through the earlier of the first anniversary of the date of termination and December 31, 2010.  If he were not permitted to participate in such benefit plans, he would have been entitled to receive an amount equal to the annual contributions, payments, credits or allocations made by the Company to his account or on his behalf under such plans.

Duty to seek other employment: Generally, Mr. Levy agreed that if his employment had been terminated by the Company Without Cause or he resigned for Good Reason, he would have had a duty to seek employment similar to that of Mr. Kelfer as described above, with the exception that he would only have been obligated to accept such employment if the principal office where he would be employed were located within a 50-mile radius of Coral Gables, Florida.

Change in Control: In the event a Change in Control had occurred prior to December 31, 2010, Mr. Levy would have received:

•	all base salary, prorated annual bonus and vacation pay earned but unpaid through the Change in Control date;

•	any benefits to which he may have been entitled under any employee benefit plans in which he was a participant through the Change in Control date; and

•
for the period following a Change in Control, he would have ceased to receive his base salary and annual bonus and the Company would have paid him the Retention Amount (subject to pro rata adjustment in the event of a change in control after June 30, 2010) upon expiration of the employment term if he had been continuously employed by the Company (or its successor) through such date.

In the event of a Change in Control prior to December 31, 2010, the term of employment for Mr. Levy would have been reduced or extended, as applicable, depending on the date of the Change in Control, to expire upon the earlier of June 30, 2011 and the first anniversary of the Change in Control (the “Retention Date”). If the Change in Control date were to have been after December 31, 2010, the term of employment would have been extended through the Retention Date, unless otherwise terminated under the agreement.

Conditions to payments upon termination: Generally, all payments and benefits under each of the scenarios described above were subject to Mr. Levy’s compliance with his non-compete and confidentiality obligations as stated below.

Non-Competition: Generally, Mr. Levy was subject to the same non-compete provisions as described for Mr. Kelfer above.

Protection of Confidential Information: Generally, Mr. Levy was subject to the same confidentiality provisions as described for Mr. Kelfer above.

Excise Tax: Generally, Mr. Levy was subject to the same excise tax provisions as described for Mr. Kelfer above.

2008-2010 Earnings Participation Award Agreement

Death or Disability: If Mr. Levy’s termination of employment had been due to his death or Disability, he or his estate would have received a prorated annual cash award for the fiscal year in which his employment was terminated and a prorated cumulative cash award. If such termination had occurred after a Change in Control between January 1, 2008 and December 31, 2010 and before the Retention Date, he would have received a prorated portion of the Retention Amount, and the remaining balance of the Retention Amount would have been donated to not-for-profit organizations designated by the Board.

For Cause or Without Good Reason: If Mr. Levy’s employment had been terminated for Cause or upon resignation Without Good Reason, rights to future cash payments accruing on or after the date of termination would have been forfeited.

Without Cause or for Good Reason: If Mr. Levy’s employment had been terminated Without Cause or upon resignation for Good Reason, he would have continued to receive such cash payments as would otherwise have been made under the agreements. If such termination occurred after a Change in Control between January 1, 2008 and December 31, 2010 and before the Retention Date, he would have received a prorated portion of the Retention Amount, and the remaining balance of the Retention Amount would have been donated to not-for-profit organizations designated by the Board.

Change in Control: Had a Change in Control occurred between January 1, 2008 and December 31, 2010, Mr. Levy would have received a prorated annual cash award for the fiscal year in which the Change in Control occurred. In addition, on the Change in Control date the Company would have deposited into a retention account any cash payment pursuant to the cumulative cash award which would have been added to the Retention Amount and distributed to him on or promptly after the Retention Date if his employment had not been otherwise terminated by the Company for Cause or by him Without Good Reason and he was continuously employed by the Company through the Retention Date.

Forfeiture upon breach of certain obligations: Generally, if Mr. Levy had breached the non-compete, confidentiality and similar provisions in his employment agreement or any other agreement with the Company, he would have forfeited any right to any cash payments under this agreement.

Amended and Restated Restricted Stock Unit Agreement

The terms of Mr. Levy’s Amended and Restated Restricted Stock Unit Agreement were generally identical to those of Mr. Kelfer’s Restricted Stock Unit Agreements as described above.

Nonqualified Stock Option Agreements

Death and Disability: If Mr. Levy’s employment had been terminated due to death or Disability, his options, to the extent they had not previously vested, would have vested pro rata and such options would have become immediately exercisable and would expire one year following the date of termination.

For Cause or Without Good Reason: If Mr. Levy had resigned Without Good Reason or his employment was terminated for Cause, any unexercised options would have become null and void upon such termination.

Without Cause or for Good Reason: If Mr. Levy’s employment had terminated Without Cause or for Good Reason, his previously unexercised options would have remained exercisable under the terms of the agreement.

Randy L. Kotler

The definitions used in Mr. Kotler’s agreements are generally the same as those used in Mr. Levy’s agreements, except for “Change in Control” which generally meant:

•
any person or entity or group of them becoming the direct or indirect beneficial owner of securities of the Company representing 50.1% or more of the combined voting power of the issued and outstanding stock;

•
approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would have resulted in a person or entity beneficially owning a percentage of the stock of the Company as described above, and the consummation of such transaction;

•	the Company ceased to be engaged, directly or indirectly, and did not intend to be engaged at any time in the foreseeable future, in any real estate business; or

•	the sale, transfer or disposal of all or substantially all of the assets of the Company.

Employment Agreement

Death or Disability: If Mr. Kotler’s employment had been terminated due to his death or Disability, he (or his representatives) would have received:

•	all base salary, annual bonus, and any vacation pay earned but unpaid on the date of termination; and

•	any benefits to which he may have been entitled under any employee benefit plans or policy.

For Cause or resignation: If Mr. Kotler’s employment had been terminated for Cause or had he resigned he would have received only:

•	base salary and vacation pay earned but unpaid as of the date of termination; and

•	any benefits to which he may have been entitled under any employee benefit plans or policy in which he was a participant up to and including the date of termination.

Without Cause: If Mr. Kotler’s employment had been terminated without Cause he would have:

•	received his full base salary in accordance with normal payroll practices and without interest through December 31, 2010; and

•
been entitled to participate in employee benefit plans and programs (provided that continued participation was permissible thereunder) or to receive an amount equal to annual contributions, payments, credits or allocations made to his account under such plans and programs.

Protection of Confidential Information: Generally, Mr. Kotler agreed that during the term of his employment and for all time thereafter, he would not disclose or make accessible to any other person or entity any:

•	trade secrets or know-how acquired during his employment which relate to confidential aspects of the Company’s business;

•	any information concerning the business and affairs of the Company; and

•	any material prepared by or for the Company based on the information above.

Violation or threatened violation of any of his obligations with respect to confidential information entitles the Company to various remedies, including injunctive relief and damages.

Patricia K. Fletcher

The definitions used in Ms. Fletcher’s agreements are generally the same as those used in Mr. Levy’s agreements, except for “Change in Control” which are generally the same as the definition used in Mr. Kotler’s agreement.

Employment Agreement

Death or Disability: The death or Disability terms used in Ms. Fletcher’s agreements are generally the same as those used in Mr. Kotler’s agreement.

For Cause or resignation: The for Cause termination or without good reason resignation terms used in Ms. Fletcher’s agreements are generally the same as those used in Mr. Kotler’s agreement.

Without Cause: The without Cause termination terms in Ms. Fletcher’s agreements are generally the same as those used in Mr. Kotler’s agreement.

Amended and Restated Restricted Stock Unit Agreement

The terms of Ms. Fletcher’s Amended and Restated Restricted Stock Unit Agreement are generally identical to those in the Amended and Restated Restricted Stock Unit Agreements of Messrs. Kelfer and Levy.

Protection of Confidential Information: Generally, Ms. Fletcher agreed to terms regarding her confidentiality obligations to the Company that are generally the same as those agreed to by Mr. Kotler.

Joseph Carl Mulac, III

The following definitions apply to Mr. Mulac’s Employment Agreement described below:

 “Disability” means a physical or mental disability that prevents Mr. Mulac from performing his duties for a continuous period of 90 days or longer, or for 180 days or more in any 12-month period.

 “Cause” means Mr. Mulac’s:

•	failure to perform his material duties, which failure remains uncured for 30 days after he receives written notice from the Company demanding cure;

•	willful misconduct or gross neglect in the performance of his duties, or willful failure to abide by good faith business-related instructions of the Board;

•	breach of any material provision of his Employment Agreement, which breach remains uncured for 30 days after he receives written notice from the Company demanding cure;

•
conviction or pleading guilty or nolo contendere to a felony or any misdemeanor or other crime involving fraud, embezzlement, theft, dishonesty or moral turpitude or any crime, which conviction or plea results in a material adverse effect on the Company or any of its subsidiaries;

•	commission of fraud or embezzlement against the Company or Avatar Properties Inc.; or

•	engaging in conduct which is materially injurious to the business or reputation of the Company, including but not limited to any violation of the Company’s material policies.

“Good Reason” means:

•	any material diminution in Mr. Mulac’s compensation or duties and responsibilities; or

•	a breach by the Company of any material provision of Mr. Mulac’s employment agreement.

 “Change in Control” generally means any of the following events:

•
any person or entity becoming the direct or indirect beneficial owner of securities of the Company representing 51% or more of the combined voting power of the issued and outstanding stock (a “Significant Owner”), unless such shares are originally issued to such Significant Owner by the Company;

•
the majority of the Company’s Board of Directors is no longer comprised of the incumbent directors on the effective date of the Incentive Plan or directors whose initial election or nomination was approved by a majority of directors who comprised the incumbent directors as of the date of such election or nomination;

•	a sale of all or substantially all of the assets of the Company; or

•
approval by the Board of any merger, consolidation or similar business combination or reorganization of the Company that would result in the sale of all or substantially all of the assets of the Company as described above, and the consummation of such transaction.

Employment Agreement

Termination without Cause or for Good Reason:  If Mr. Mulac resigns for Good Reason or his employment is terminated not for Cause, he would be entitled to:

•	accrued and unpaid base salary to the date of termination.

Provided that Mr. Mulac executes a general release, he would be entitled to:

•
an amount equal to the greater of the amount of his base salary through the end of the then-applicable term of employment or his base salary, paid in equal installments for a period of six months, and continued coverage under employee benefit plans for a number of months equal to the number of months between the date of termination and the end of the then-applicable term of employment (or, if longer, 12 months);

•
a number of shares subject to the Time-Based Award that would have vested on December 31 of the year in which termination occurs, multiplied by a fraction, the numerator of which is equal to the number of days he worked in such year and the denominator of which is 365; and

•	a number of shares subject to the Performance-Based Award equal to the number of shares that would have vested on December 31 of the year in which termination occurs.

Termination for Any Other Reason:  If Mr. Mulac resigns or his employment is terminated for any other reason, he would be entitled to accrued and unpaid base salary to the date of termination.

Change in Control:  In the event of a Change in Control during the term of his employment or within 120 days following termination for any reason other than for Cause or without Good Reason, Mr. Mulac would be entitled to full vesting of the Time-Based Award and to full vesting of the Performance-Based Award to the extent that such Award would have vested prior to, or in connection with, the Change in Control.

Non-Competition: Generally, Mr. Mulac agreed that during the term of his employment with the Company and for six months following the date of termination he would not compete with the Company, Avatar Properties Inc. or any of their affiliates as follows:

•
have an employment, consulting or financial investment relationship with a competitor with the business of the Company or any of its affiliates within a 100-mile radius of a site for which the Company or any of its affiliates is engaged or has documented plans to become engaged; or

•	solicit someone who was a customer or employee of the Company or any of its affiliates during the executive’s tenure to become a customer or employee of another.

Protection of Confidential Information: Generally, Mr. Mulac agreed that during the term of his employment and for all time following the date of termination, he would not disclose to any other person or entity any confidential knowledge or information pertaining to the Company’s business.

Violation or threatened violation of any of his obligations with respect to non-competition and confidential information would entitle the Company to various remedies, including injunctive relief and damages.

Stock Award Agreement

Termination without Cause or for Good Reason: If Mr. Mulac resigns for Good Reason or his employment is terminated not for Cause, provided that he executes a general release, he would be entitled to:

•
a number of shares subject to the Time-Based Award that would have vested on December 31 of the year in which termination occurs, multiplied by a fraction, the numerator of which is equal to the number of days he worked in such year and the denominator of which is 365; and

•	a number of shares subject to the Performance-Based Award equal to the number of shares that would have vested on December 31 of the year in which termination occurs.

Termination for Any Other Reason: If Mr. Mulac resigns or his employment is terminated for any other reason, all shares which have not vested will forfeit.

Change in Control:  In the event of a Change in Control during the term of his employment or within 120 days following termination for any reason other than for Cause or without Good Reason, Mr. Mulac would be entitled to full vesting of the Time-Based Award and to full vesting of the Performance-Based Award to the extent that such Award would have vested prior to, or in connection with, the Change in Control.

The following tables show the estimated potential amount of compensation payable to each Named Executive Officer under existing contracts, plans or arrangements for various scenarios involving a change in control of the Company, death or disability of the executive, for cause termination, voluntary termination, involuntary not-for-cause termination and termination for good reason, effective on December 31, 2010 and using the closing price of the Common Stock on the last business day of 2010 ($19.82). In determining the benefits payable, the Company has assumed in all cases that the executive has complied and continues to comply with all of the restrictive and other covenants included in his or her employment agreement and has not become employed by a new employer in those cases where the employment agreement requires mitigation by the executive. The tables reflect incremental payments and benefits that would be owed by the Company to the executive beyond what the Named Executive Officer had earned as of December 31, 2010. The tables do not reflect benefits that are provided pursuant to plans or arrangements that do not discriminate in favor of executive officers and are available generally to all full-time employees such as amounts paid under the Company’s 401(k) Plan and accrued vacation pay.

The following calculations contain statements and assumptions regarding future individual and Company performance. These performance statements and assumptions are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. The Company specifically cautions investors not to apply these statements to other contexts. The actual amounts to be paid out can only be determined at the time of the executive’s separation from the Company or upon the occurrence of a change in control and will be made subject to any applicable requirements of Section 409A of the Internal Revenue Code.

Change in Control

The following table shows amounts that would be payable under existing change in control arrangements. Equity payouts illustrated below are for unvested awards; vested equity is disclosed in the “Option Exercises and Stock Vested in 2010” table.

Name	Cash(1)		Restricted Stock/RSUs		Earnings Participation(2)	Total
Jon M. Donnell	$0		$1,189,200	(3)	$0	$1,189,200
Gerald D. Kelfer	0	(4)	0	(4)	0	0
Randy L. Kotler	0	(5)	0	(5)	0	0
Michael Levy	0	(6)	0	(6)	0	0
Patricia K. Fletcher	0		79,280	(7)	0	79,280
Joseph Carl Mulac, III	0		713,520	(8)	0	713,520
____________

(1)	Assuming no election by the executives to reduce payments to avoid excise tax imposed by Section 4999 of the Internal Revenue Code.

(2)	The Company’s financial results as of 12/31/10 do not entitle Messrs. Kelfer and Levy to payment under their respective Earnings Participation Agreements.

(3)	Reflects vesting of 60,000 Time-Based Awards of restricted shares of Common Stock.

(4)	Not applicable. Mr. Kelfer entered into a Separation Agreement with Avatar on October 19, 2010, effective as of November 15, 2010.

(5)	Not applicable. Mr. Kotler’s Employment Agreement with Avatar expired December 31, 2010.

(6)	Not applicable. Mr. Levy’s Employment Agreement with Avatar Properties Inc. expired December 31, 2010.

(7)	Reflects vesting of 4,000 RSUs.

(8)	Reflects vesting of 36,000 Time-Based Awards of restricted shares of Common Stock.

Death and Disability

The following table shows amounts that would be payable in case of the executive’s death or his or her termination due to disability.

Name	Restricted Stock/RSUs		Earnings Participation(1)	Total
Jon M. Donnell	$0		$0	$0
Gerald D. Kelfer	0	(2)	0	0
Randy L. Kotler	0	(3)	0	0
Michael Levy	0	(4)	0	0
Patricia K. Fletcher	39,640	(5)	0	39,640
Joseph Carl Mulac, III	0		0	0
____________

(1)	The Company’s financial results as of 12/31/10 do not entitle Messrs. Kelfer and Levy to payment under their respective Earnings Participation Agreements.

(2)	Not applicable. Mr. Kelfer entered into a Separation Agreement with Avatar on October 19, 2010, effective as of November 15, 2010.

(3)	Not applicable. Mr. Kotler’s Employment Agreement with Avatar expired December 31, 2010.

(4)	Not applicable. Mr. Levy’s Employment Agreement with Avatar Properties Inc. expired December 31, 2010.

(5)	Reflects vesting of 2,000 RSUs.

For Cause/Without Good Reason

As of December 31, 2010, none of the Named Executive Officers would be entitled to any payments if his or her employment were to be terminated by the Company for Cause or if he or she were to resign without Good Reason.

Without Cause/With Good Reason

The following table shows amounts that would be payable in case of the executive’s termination by the Company without Cause or his or her resignation for Good Reason.

Name	Base Salary		Bonus		Restricted Stock/RSUs		Employee Benefits(1)		Earnings Participation(2)	Total
Jon M. Donnell	$1,000,000	(3)	$0		$0		$32,088		$0	$1,032,088
Gerald D. Kelfer	0	(4)	0	(4)	0		0	(4)	0	0
Randy L. Kotler	0	(5)	0	(5)	0		0	(5)	0	0
Michael Levy	0	(6)	0	(6)	0		0	(6)	0	0
Patricia K. Fletcher	600,000	(7)	0		79,280	(8)	16,044		0	695,324
Joseph Carl Mulac, III	600,000	(9)	0		0		32,088		0	632,088
____________

(1)	Approximate cost to the Company of continuation of medical, disability, dental and life insurance for two years for Mr. Donnell, one year for Ms. Fletcher and two years for Mr. Mulac.

(2)	The Company’s financial results as of December 31, 2010 do not entitle Messrs. Kelfer and Levy to payment under their respective Earnings Participation Agreements.

(3)	Reflects two times base salary for six months.

(4)	Not applicable. Mr. Kelfer entered into a Separation Agreement with Avatar on October 19, 2010, effective as of November 15, 2010.

(5)	Not applicable. Mr. Kotler’s Employment Agreement with Avatar expired December 31, 2010.

(6)	Not applicable. Mr. Levy’s Employment Agreement with Avatar Properties Inc. expired December 31, 2010.

(7)	Reflects base salary payable for fiscal year 2011.

(8)	Reflects vesting of 4,000 RSUs.

(9)	Reflects two times base salary for one year.

2.  APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, independent registered public accounting firm, audited the financial statements of Avatar for the fiscal year ended December 31, 2010 and 2009. Such audit services consisted of the firm’s examination of and report on the annual financial statements and assistance and consultation in connection with filings with the Securities and Exchange Commission and other matters.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Subject to approval by the stockholders, the Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for Avatar for the fiscal year ending December 31, 2011.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011. See “Voting Rights and Proxy Information” above.

Board Recommendation

The Board of Directors recommends that the accompanying proxy be voted FOR such approval and it is intended that the proxies will be voted in such manner unless otherwise directed.

Fees for Services Provided by the Independent Registered Public Accounting Firm

The following table sets forth the approximate amount of fees paid, or estimated to be paid, to Ernst & Young LLP for professional services during the fiscal years ended December 31, 2010 and 2009:

	2010	2009
Audit Fees	$692,680	$792,336
Audit-related Fees	103,587	29,569
Tax Fees	135,984	189,614
All other services	0	1,985
	$932,251	$1,013,504

Audit fees principally relate to the audit of the annual financial statements for Avatar and its consolidated subsidiaries and review of quarterly financial statements, and services related to the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002.

Audit-related fees principally relate to advisory services regarding potential impact of pending or enacted legislative actions on various real estate transactions. Tax fees, which are estimated, generally relate to disposition and/or acquisition of real property and review of the consolidated tax return.

The Audit Committee adopted a policy requiring preapproval of audit and non-audit services provided by the principal independent accountants. The Audit Committee approved all audit and non-audit services provided by Ernst & Young LLP during the 2010 and 2009 fiscal years.

3. APPROVAL OF THE AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN (2011 RESTATEMENT)

Background

Avatar’s stockholders previously approved the Company’s Amended and Restated 1997 Incentive and Capital Accumulation Plan (2005 Restatement) (the “Incentive Plan” or the “Plan”), and on May 31, 2007, approved an amendment thereto (the “2007 Amendment”).  On April 25, 2011, the Compensation Committee of the Board of Directors adopted, subject to stockholder approval, a proposed amendment and restatement of the Incentive Plan (the “2011 Restated Incentive Plan”) which would:

•	Increase the aggregate number of shares of Common Stock that may be subject to Benefits (as defined below) granted, by 700,000 (from 1,500,000 shares to 2,200,000 shares);

•	Require stockholder approval for the repricing of Stock Options;

•	Insert provisions with respect to compliance with Section 409A of the Internal Revenue Code;

•	Permit the Compensation Committee to grant awards that comply with the performance-based exception under Section 162(m) for an additional five years;

•	Make the Incentive Plan effective as of October 25, 2010; and

•	Extend the term of the Incentive Plan until October 25, 2020.

These changes are reflected in the 2011 Restated Incentive Plan, a copy of which is annexed to this Proxy Statement as Annex A and is marked to indicate changes to the Incentive Plan currently in effect.  The locations of proposed changes and proposed additions are indicated in underlined text.

As of April 25, 2011, of the 1,500,000 shares of Common Stock authorized under the Incentive Plan, there remained available 6,713 shares of Common Stock for grant.

Summary

The following summary describes the material features of the 2011 Restated Incentive Plan as proposed to be amended.

Purpose

The 2011 Restated Incentive Plan is intended to provide incentives which will attract, retain and motivate highly competent persons as directors, officers and employees of Avatar and its subsidiaries, by providing them with opportunities to acquire shares of stock or to receive monetary payments based on the value of such shares pursuant to the Benefits described herein.

Shares Available

The 2011 Restated Incentive Plan makes available for Benefits an aggregate of 2,200,000 shares of Avatar Common Stock, subject to certain adjustments.  During the term of the 2011 Restated Incentive Plan, the maximum number of shares of Avatar Common Stock with respect to which Benefits may be granted (or measured) to any individual participant may not exceed 900,000.  In addition, the maximum number of shares of Avatar Common Stock that can be issued pursuant to incentive stock options is 700,000. Any shares of Common Stock subject to a stock option or a stock appreciation right which for any reason is cancelled or terminated without having been exercised and any shares subject to stock awards, performance awards or stock units which are forfeited; any shares subject to performance awards settled in cash; any shares delivered to Avatar as part or full payment for the exercise of a stock option or stock appreciation right; or any shares withheld to satisfy tax withholding shall again be available for Benefits under the 2011 Restated Incentive Plan.  The preceding sentence will apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits under the Plan.  It will not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) may be granted to any individual participant under the Plan.

Administration

The 2011 Restated Incentive Plan provides for administration by a committee or committees of the Board of Directors or a subcommittee or a committee of the Board (the “Committee”), which shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) “Non-Employee Directors” within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended; and (ii) “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Committee is authorized, subject to the provisions of the 2011 Restated Incentive Plan, to make such determinations and interpretations and to take such action in connection with the 2011 Restated Incentive Plan and any Benefits granted as it deems necessary or advisable.  Thus, among the Committee’s powers are the authority to select the directors, officers and employees of Avatar and its subsidiaries to receive Benefits, and to determine the form, amount and other terms and conditions of Benefits.  The Committee also has the power to modify or waive restrictions on Benefits, to amend Benefits, to grant extensions and accelerations of Benefits, and to determine the extent to which any Benefit under the 2011 Restated Incentive Plan is required to comply, or not comply, with Section 409A of the Code.  Benefits granted to non-employee directors of Avatar will be made by the Nominating and Corporate Governance Committee of the Board (or such other committee as may be determined by the Board).

Eligibility for Participation

Directors, officers and employees of Avatar or any of its subsidiaries are eligible to participate in the 2011 Restated Incentive Plan.  The selection of participants from eligible directors, officers and employees is within the discretion of the Committee.  It is expected that non-employee directors (currently, nine persons), executive officers (currently, five persons) and certain other employees (currently, thirty-five persons) will be eligible to participate.

Types of Benefits

The 2011 Restated Incentive Plan provides for the grant of any or all of the following types of benefits:  (1) stock options, including incentive stock options and non-qualified stock options; (2) stock appreciation rights; (3) stock awards; (4) performance awards; and (5) stock units (collectively, “Benefits”).  Benefits may be granted singly or in combination as determined by the Committee.  Stock awards, performance awards and stock units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described below.

Under the 2011 Restated Incentive Plan, the Committee may grant awards in the form of options to purchase shares of Avatar Common Stock.  Options may either be incentive stock options qualifying for special tax treatment, or non-qualified options.  The Committee will, with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option’s exercise (but in no event later than ten years after the date of grant) and vesting, and the exercise price per share of stock to the option; however, the exercise price shall not be less than 100% of the “Fair Market Value” of the Avatar Common Stock on the date the stock option is granted. “Fair Market Value” means the closing price of Avatar’s Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradeable on a national securities exchange or after market system, and if the Common Stock is not readily tradeable, Fair Market Value means the amount determined in good faith by the Committee as the fair market value of the Common Stock.

The 2011 Restated Incentive Plan authorizes the Committee to grant stock appreciation rights (“SARs”).  An SAR is a right to receive payment, in cash, Avatar Common Stock, or a combination thereof, equal to the excess of (x) the Fair Market Value, or other specified valuation (which shall not be greater than the Fair Market Value), of a specified number of shares of Avatar Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall not be less than Fair Market Value), of such shares of Avatar Common Stock on the date the right is granted; all as determined by the Committee.  Each SAR shall be subject to such terms and conditions as the Committee shall impose from time to time.

The Committee may, in its discretion, grant stock awards or stock units to participants.  Such grants may be subject to such terms and conditions as the Committee deems appropriate.  The Committee, in its discretion, may grant performance awards which may take the form of shares of Avatar Common Stock or stock units, or any combination thereof, and which may constitute Performance-Based Awards.  Such performance awards will be contingent upon the attainment over a period to be determined by the Committee of certain performance targets.  The length of the performance period, the performance targets to be achieved, and the measure of whether and to what degree such targets have been achieved will be determined by the Committee.

Performance-Based Awards

Certain Benefits granted under the 2011 Restated Incentive Plan may be granted in a manner such that the Benefit qualifies for the performance-based compensation exemption to Section 162(m) of the Code (“Performance-Based Awards”).  As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards will be based on achievement of hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more geographic or business segments, or one or more business units of Avatar or Avatar as a whole.  The business criteria shall be as follows, individually or in combination:  net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders’ equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income before taxes, economic value-added models or reductions in costs.  In addition, Performance-Based Awards may include comparisons to the performance of other companies or to market indices, such performance to be measured by one or more of the foregoing business criteria.  Furthermore, the measurement of performance against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements, or management’s discussion and analysis.

Other Terms of Benefits

The 2011 Restated Incentive Plan provides that Benefits shall not be transferable other than by will or the laws of descent and distribution.  The Committee shall determine the treatment to be afforded to a participant in the event of termination of employment for any reason including death, disability or retirement.  Notwithstanding the foregoing, other than with respect to incentive stock options, the Committee may permit the transferability of an award by a participant to members of the participant’s immediate family or trusts for the benefit of such person or family partnerships.

Upon the grant of any Benefit under the 2011 Restated Incentive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Benefit as are not inconsistent with the 2011 Restated Incentive Plan.  No Benefit shall be granted under the 2011 Restated Incentive Plan after October 25, 2020.  The Committee reserves the right to amend, suspend or terminate the 2011 Restated Incentive Plan at any time, subject to the rights of participants with respect to any outstanding Benefits.  No amendment of the Plan may be made without approval of the stockholders of Avatar if the amendment will:  (i) increase the aggregate number of shares of Common Stock which may be issued under the Plan; (ii) increase the maximum number of shares with respect to Benefits that may be granted to any individual under the Plan; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the requirements as to eligibility for participation in the Plan.

The 2011 Restated Incentive Plan contains provisions for equitable adjustments of Benefits in the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution of any extraordinary dividend or distribution of cash or other assets (other than normal cash dividends) to stockholders of Avatar.  The 2011 Restated Incentive Plan contains provisions for the acceleration of exercisability of vesting of Benefits in the event of a change in control of Avatar, including the cash settlement of such Benefits.

Certain Federal Income Tax Consequences

The statements in the following paragraphs of the principal federal income tax consequences of stock options under the 2011 Restated Incentive Plan are based on statutory authority and judicial and administrative interpretations, as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect.  The law is technical and complex, and the discussion below represents only a general summary.

Incentive Stock Options.  Incentive stock options (“ISOs”) granted under the 2011 Restated Incentive Plan are intended to meet the definitional requirements of Section 422(b) of the Code for “incentive stock options.”

An employee who receives an ISO does not recognize any taxable income upon the grant of such ISO.  Similarly, the exercise of an ISO generally does not give rise to federal income tax to the employee, provided that (i) the federal “alternative minimum tax,” which depends on the employee’s particular tax situation, does not apply and (ii) the employee is employed by Avatar from the date of grant of the option until three months prior to the exercise thereof, except where such employment terminates by reason of disability (where the three-month period is extended to one year) or death (where this requirement does not apply).  If an employee exercises an ISO, after these requisite periods, the ISO will be treated as an NSO (as defined below) and will be subject to the rules set forth below under the caption “Non-Qualified Stock Options.”

Further, if after exercising an ISO, an employee disposes of the Common Stock so acquired more than two years from the date of grant and more than one year after the date of transfer of the Avatar Common Stock pursuant to the exercise of such ISO (the “applicable holding period”), the employee will generally recognize a long-term capital gain or loss equal to the difference, if any, between the amount received for the shares and the exercise price.  If, however, an employee does not hold the shares so acquired for the applicable holding period – thereby making a “disqualifying disposition” – the employee would recognize ordinary income equal to the excess of the fair market value of the shares at the time the ISO was exercised over the exercise price and the balance, if any, would be long-term capital gain (provided the holding period for the shares exceeded one year and the employee held such shares as a capital asset at such time).  If the disqualifying disposition is a sale or exchange that would permit a loss to be recognized under the Code (were a loss in fact to be realized), and the sales proceeds are less than the fair market value of the shares on the date of exercise, the employee’s ordinary income therefrom would be limited to the gain (if any) realized on the sale.

Avatar will not be allowed a federal income tax deduction upon the grant or exercise of an ISO or the disposition, after the applicable holding period, of the Common Stock acquired upon exercise of an ISO.  In the event of a disqualifying disposition, Avatar generally will be entitled to a deduction in an amount equal to the ordinary income included by the employee.

Non-Qualified Stock Options.  Non-qualified stock options (“NSOs”) granted under the 2011 Restated Incentive Plan are options that do not qualify as ISOs.  An employee who receives an NSO will not recognize any taxable income upon the grant of such NSO.  However, the employee generally will recognize ordinary income upon exercise of an NSO in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the exercise price.

The ordinary income recognized with respect to the receipt of shares upon exercise of an NSO will be subject to both wage withholding and other employment taxes.

A federal income tax deduction generally will be allowed to Avatar in an amount equal to the ordinary income included by the individual with respect to his or her NSO.

Certain Limitations on Deductibility of Executive Compensation.  Avatar believes that stock options granted under the 2011 Restated Incentive Plan should qualify for the performance-based compensation exception to Section 162(m).

Change in Control.  In general, if the total amount of payments to an individual that are contingent upon a change in control of Avatar (within the meaning of Section 280G of the Code), including payments under the 2011 Restated Incentive Plan that vest upon a change in control, equals or exceeds three times the individual’s “base amount” (generally, such individual’s average compensation for the five calendar years preceding the change of control), then, subject to certain exceptions, the portion of such payments in excess of the base amount may be treated as “parachute payments” under the Code, in which case a portion of such payments would be non-deductible to Avatar and the individual would be subject to a 20% excise tax on such portion of the payments.

Other Information

The closing price of a share of Common Stock on April 25, 2011 was $18.61 per share.

As of April 25, 2011, since inception of the Incentive Plan in 1997, the following persons and groups have received the number of options to purchase Common Stock under the Plan: former Named Executive Officers and other former executive officers, as a group (310,000 options, excluding 225,000 options granted to Mr. Kelfer which were cancelled); current executive officers, as a group (0 options); current directors, as a group, who are not executive officers (0 options).  Of the 310,000 options previously awarded, 110,000 awarded to former Named Executive Officers remain outstanding.    Awards to be received in the future under the 2011 Restated Incentive Plan are not presently determinable.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the adoption of the 2011 Restated Incentive Plan.  See “Voting Rights and Proxy Information” above.

Board Recommendation

The Board of Directors believes that adoption of the 2011 Restated Incentive Plan is in the best interest of Avatar and its stockholders and therefore recommends that the stockholders vote FOR the approval of the 2011 Restated Incentive Plan.

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4.  APPROVAL OF AMENDED AND RESTATED 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN
(2011 RESTATEMENT)

Background

Avatar’s stockholders previously approved the 2005 Executive Incentive Compensation Plan (the "2005 Executive Plan") in order to satisfy the "performance-based compensation" exception of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, Section 162(m) denies a deduction to publicly held corporations for compensation paid to certain executive officers in excess of $1 million per executive per taxable year. An exception applies to certain performance-based compensation provided that such compensation has been approved by stockholders in a separate vote and certain other requirements are met.

On April 25, 2011, the Compensation Committee of the Board of Directors adopted, subject to stockholder approval, amendments to the Plan that are reflected in the 2011 Restatement of the 2005 Executive Plan (the “2011 Restated Executive Plan”). If approved by stockholders, Avatar believes that awards granted under the plan should qualify for the performance-based compensation exception to Section 162(m) of the Code.

Summary

The following summary describes the material features of the 2011 Restated Executive Plan but is not intended to be complete and is qualified in its entirety by reference to the copy of the Plan annexed to this Proxy Statement as Annex B.

Purpose

The 2011 Restated Executive Plan is intended to provide incentives which will attract, retain and motivate certain executive employees of Avatar and its subsidiaries, by providing them with opportunities in the form of periodic cash bonus awards ("Awards"), thereby motivating such executives to attain performance goals.

Administration

The 2011 Restated Executive Plan provides for administration by a committee of the Board of Directors (the "Committee"), which shall be comprised solely of not less than two members who shall be "outside directors" within the meaning of Treasury Regulation §1.162-27(e) (3) under Section 162(m) of the Code. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the plan and to make such determinations and interpretations and to take such action in connection with the plan and any awards granted as it deems necessary or advisable. Thus, among the Committee's powers are the authority to select the executives to be granted Awards, to determine the size and terms and conditions of the Awards (subject to limitations imposed by the plan), to modify certain terms and conditions of any Award which has been granted, to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives, and to certify that such performance objectives were attained.

Eligibility for Participation

Executives of Avatar or any of its subsidiaries or affiliates are eligible to participate in the 2011 Restated Executive Plan. The selection of participants from eligible executives is within the discretion of the Committee. Currently, six executives are eligible to participate in the plan.

Awards

The terms and conditions of any Award shall be determined by the Committee in its sole discretion. As determined by the Committee in its sole discretion, either the granting or vesting of such Awards will be based upon one or more of the following criteria: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, attainment of strategic and operational initiatives, return on stockholders’ equity, return on assets, appreciation in and/or maintenance of the price of the Avatar Common Stock or any other publicly-traded securities of Avatar, market share, net profits, gross profits, cash flow, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income before taxes, taxes, economic value-added models and comparisons with various stock market indices, reductions in costs, containment of costs, or any combination of the foregoing. The foregoing criteria may relate to the Company, one or more of its subsidiaries or affiliates or one or more of its divisions, units, projects, developments or real estate communities, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. Furthermore, the measurement of performance against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management’s discussion and analysis.

With respect to Awards, the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual participants to which such performance-based goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and while the outcome for that performance period is substantially uncertain. The maximum amount which may be paid to any individual participant under the 2011 Restated Executive Plan may not exceed $8 million. No Award shall be payable to, or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

Other Terms of Awards

The 2011 Restated Executive Plan provides that Awards shall not be assigned, transferred, hypothecated or encumbered except as may be required by law or approved by the Committee. The Committee shall determine the treatment to be afforded to a participant, in the event of termination of employment for any reason including death, disability or retirement.

Upon the grant of any Award under the 2011 Restated Executive Plan, the Committee may, by way of an agreement with the participant, establish such other terms, conditions, restrictions and/or limitations covering the grant of the Award as are not inconsistent with the plan. No Award shall be granted under the plan after the fifth anniversary of the date that the stockholders of the Company approve this restatement. The Committee reserves the right to amend, suspend or terminate the plan at any time, subject to the rights of participants with respect to any outstanding Awards. No amendment of the plan may be made without approval of the stockholders of Avatar if the amendment will: (i) increase the maximum amount which can be paid to any participant under the plan, (ii) change the types of criteria on which Awards are to be based, or (iii) modify the requirements as to eligibility for participation in the plan.

Other Information

The grants of Awards are based on the Company’s achievement of certain criteria (as described above) and as a result, future Awards under the 2011 Restated Incentive Plan are not presently determinable.

Vote Required

Affirmative vote of a majority of the shares of Avatar Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the adoption of the 2011 Restated Executive Plan. See "Voting Rights and Proxy Information" above.

Board Recommendation

The Board of Directors believes that adoption of the 2011 Restated Executive Plan is in the best interest of Avatar and its stockholders and therefore recommends that the stockholders vote FOR the approval of the plan.

5. ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

Under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders may cast an advisory and non-binding vote at the Annual Meeting with respect to the compensation of our Named Executive Officers, as disclosed in this proxy statement in accordance with SEC rules.

Avatar proposes adoption of the following resolution:

RESOLVED, that the stockholders of Avatar Holdings Inc. hereby approve, on an advisory basis, the compensation of the Named Executive Officers of Avatar Holdings Inc., as disclosed in this proxy statement, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this proxy statement.

As described in the Compensation Discussion and Analysis, the Compensation Committee believes that our compensation policies are designed to achieve our objectives, which are:

To attract and retain our executives through compensation practices that are competitive with those employers with whom we compete for talent.

To pay for performance through recognition of an executive’s contribution that led to attainment of corporate goals.

To motivate our executives to achieve results in a manner that builds long-term stockholder value.

Compensation of our Named Executive Officers is structured to align the interests of our Named Executive Officers with those of our stockholders and to reward them for increasing stockholder value and achieving our business objectives.

Because your vote on this proposal is advisory, it will not be binding on the Board of Directors, the Compensation Committee, or the Company.  However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the foregoing resolution.  See “Voting Rights and Proxy Information” above.

Board Recommendation

The Board of Directors believes that adoption of the foregoing resolution is in the best interest of Avatar and its stockholders, and recommends that stockholders vote FOR the approval of such resolution.

6. ADVISORY VOTE ON FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Act also provides that stockholders may cast an advisory vote on how frequently voting should be held on the compensation of our Named Executive Officers.  Stockholders are provided a non-binding, advisory vote on their preference for a vote on compensation of Named Executive Officers once every year, every two years or every three years.  The Dodd-Frank Act provides that stockholder preferences are to be solicited regarding the frequency of future advisory votes on executive compensation at least once every six years.

Certain of our current Named Executive Officers were recently employed and others have retired or resigned.  As discussed above, we believe our compensation practices are directed toward ensuring the retention of highly qualified executives, are designed to focus on long-term results, and provide for incentive compensation aligned with the interests of stockholders and the Company’s performance.

The Board of Directors believes that compensation of our Named Executive Officers should be considered once every three years, to promote stability and focus on long-term results while providing the Board sufficient time to evaluate executive performance.

Although the Board recommends that Say on Pay be voted on every three years, you may specify one of four choices for the frequency of the vote:  (i) three years, (ii) two years, (iii) one year, or (iv) abstain.  This is an advisory vote and will not be binding.  The Board may determine that it is in the best interests of the stockholders and the Company to hold an advisory vote more or less frequently than indicated by stockholders.  However, the Board will consider the outcome of this advisory vote when considering how frequently to seek an advisory vote in future years.

Vote Required

The affirmative vote of a majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for approval of this proposal.  See “Voting Rights and Proxy Information” above.

Board Recommendation

The Board of Directors recommends that stockholders vote for “THREE YEARS” for the frequency of holding future advisory votes on executive compensation.

STOCKHOLDERS’ PROPOSALS AND NOMINATIONS OF BOARD MEMBERS

If a stockholder intends to present a proposal for action at the 2012 Annual Meeting and wishes to have such proposal considered for inclusion in Avatar’s proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of Avatar by December 30, 2011. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholders’ proposals.

Avatar’s By-Laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of individuals for election to the Board of Directors. In general, notice of a stockholder proposal or a director nomination for an annual meeting must be received by Avatar not less than 60 days nor more than 90 days prior to the anniversary date of the preceding annual meeting of stockholders and must contain specified information and conform to certain requirements, as set forth in the By-Laws. If the chairman at any stockholders’ meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-Laws, Avatar may disregard such proposal or nomination.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2011 Annual Meeting, and the proposal fails to comply with the advance notice procedure prescribed by the By-Laws, then Avatar’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to the Secretary of Avatar, Juanita I. Kerrigan, Avatar Holdings Inc., 201 Alhambra Circle, Coral Gables, Florida 33134.

SECTION 16(a)
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Avatar’s officers and directors, and any persons who own more than ten percent of Avatar’s Common Stock, to file reports of initial ownership of Avatar’s Common Stock and subsequent changes in that ownership with the SEC. Officers, directors and greater than ten-percent beneficial owners are also required to furnish Avatar with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to Avatar, or written representations from certain reporting persons that no Forms 5 were required, Avatar believes that there has been compliance with all Section 16(a) filing requirements, except for a late filing by Patricia K. Fletcher with respect to the grant of Restricted Stock Units.

ACCESS TO PROXY MATERIALS AND DIRECTIONS TO ANNUAL MEETING

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. This Proxy Statement and the 2010 Annual Report to Stockholders are available on our website at www.avatarholdings.com. For directions to the Annual Meeting site, visit our website at www.avatarholdings.com.

ADDITIONAL INFORMATION

All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the accompanying material will be paid by Avatar. In addition to the solicitation of proxies by mail, Avatar will request brokers and securities dealers to obtain proxies from and send proxy material to their principals. Expenses incurred in this connection will be reimbursed by Avatar. Proxies may be solicited personally, by telephone or telegraph, electronic mail or by other electronic means, by the directors and officers of Avatar without additional compensation. The Board of Directors knows of no business to come before the meeting other than as stated in the Notice of Annual Meeting of Stockholders. Should any business other than that set forth in such Notice properly come before the meeting, or any adjournment or adjournments thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors,

/s/ Juanita I. Kerrigan
Juanita I. Kerrigan
Vice President and Secretary

Dated: April 29, 2011

ANNEX A

AVATAR HOLDINGS INC.
AMENDED AND RESTATED 1997 INCENTIVE AND CAPITAL ACCUMULATION PLAN
(2011 RESTATEMENT)

1. Purpose. The Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement) (the "Plan") is intended to provide incentives which will attract, retain and motivate highly competent persons as directors, officers or employees of Avatar Holdings Inc. (the "Company") and of any subsidiary corporation now existing or hereafter formed or acquired, by providing them opportunities to acquire shares of the common stock, par value $1.00 per share, of the Company ("Common Stock") or to receive monetary payments based on the value of such shares pursuant to the Benefits (as defined below) described herein. Furthermore, the Plan is intended to assist in aligning the interests of the Company's employees to those of its stockholders.

2. Administration.

(a) The Plan will be administered by a committee or committees of the Board of Directors of the Company (the "Board") or a subcommittee of a committee of the Board, appointed by the Board from among its members (the "Committee"), and shall be comprised, unless otherwise determined by the Board, solely of not less than two members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Benefits (as defined in Section 4 hereof) granted hereunder to non-employee directors of the Company shall be made by the Nominating and Corporate Governance Committee of the Board (or such other committee as may be determined by the Board). The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any Benefits (as defined in Section 4 hereof) granted hereunder as it deems necessary or advisable, including the right to establish the terms and conditions of Benefits, to accelerate the vesting or exercisability of Benefits and to cancel Benefits. The Committee may determine the extent to which any Benefit under the Plan is required to comply, or not comply, with Section 409A of the Code. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Board of Directors, no member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or any of its subsidiaries, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

(b) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such  counsel, consultant or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have participated in the Plan, as determined by the Committee.

3. Participants. Participants will consist of such directors, officers or employees of the Company and any subsidiary corporation of the Company as the Committee in its sole discretion determines to be in a position to impact the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Benefits under the Plan. Designation of a participant in any year shall not require the Committee to designate such person to receive a Benefit in any other year or, once designated, to receive the same type or amount of Benefit as granted to the participant in any other year. The Committee shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective Benefits.

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4. Type of Benefits. Benefits under the Plan may be granted in any one or a combination of (a) Stock Options, (b) Stock Appreciation Rights, (c) Stock Awards, (d) Performance Awards, and (e) Stock Units (each as described below, and collectively, the "Benefits"). Stock Awards, Performance Awards, and Stock Units may, as determined by the Committee in its discretion, constitute Performance-Based Awards, as described in Section 11 hereof. Benefits shall be evidenced by agreements (which need not be identical) in such forms as the Committee may from time to time approve; provided, however, that in the event of any conflict between the provisions of the Plan and any such agreements, the provisions of the Plan shall prevail.

5. Common Stock Available Under the Plan. Subject to the provisions of this Section 5 and any adjustments made in accordance with Section 12 hereof, the aggregate number of shares of Common Stock that may be subject to Benefits granted under this Plan shall be 2,200,000 shares of Common Stock, which may be authorized and unissued or treasury shares. The maximum number of shares of Common Stock with respect to which Incentive Stock Options may be granted shall not exceed 700,000. The maximum number of shares of Common Stock with respect to which Benefits may be granted or measured to any individual participant under the Plan during the term of the Plan shall not exceed 900,000, subject to adjustments made in accordance with Section 12 hereof). Any shares of Common Stock subject to a Stock Option or Stock Appreciation Right which for any reason is cancelled or terminated without having been exercised, any shares subject to Stock Awards, Performance Awards or Stock Units which are forfeited, any shares subject to Performance Awards settled in cash or any shares delivered to the Company as part or full payment for the exercise of a Stock Option or Stock Appreciation Right, and any shares withheld by the Company to satisfy tax withholding with respect to Benefits shall again be available for Benefits under the Plan. The preceding sentence shall apply only for purposes of determining the aggregate number of shares of Common Stock subject to Benefits under the Plan but shall not apply for purposes of determining the maximum number of shares of Common Stock with respect to which Benefits (including the maximum number of shares of Common Stock subject to Stock Options and Stock Appreciation Rights) that may be granted to any individual participant under the Plan.

6. Stock Options. Stock Options will consist of awards from the Company that will enable the holder to purchase a number of shares of Common Stock, at set terms. Stock Options may be "incentive stock options" ("Incentive Stock Options"), within the meaning of Section 422 of the Code, or Stock Options which do not constitute Incentive Stock Options ("Nonqualified Stock Options"). The Committee will have the authority to grant to any participant one or more Incentive Stock Options, Nonqualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights). Each Stock Option shall be subject to such terms and conditions consistent with the Plan as the Committee may impose from time to time, subject to the following limitations:

(a) Exercise Price. Each Stock Option granted hereunder shall have such per-share exercise price as the Committee may determine at the date of grant; provided, however, that the per-share exercise price shall not be less than 100% of the Fair Market Value (as defined below) of the Common Stock on the date the Stock Option is granted.

(b) Payment of Exercise Price. The option exercise price may be paid in cash or, in the discretion of the Committee, by the delivery of shares of Common Stock of the Company then owned by the participant, by the withholding of shares of Common Stock for which a Stock Option is exercisable, or by a combination of these methods, on such terms and conditions as the Committee shall determine in its sole discretion. In the discretion of the Committee, payment may also be made by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan, including, without limitation, in lieu of the exercise of a Stock Option by delivery of shares of Common Stock of the Company then owned by a participant, providing the Company with a notarized statement attesting to the number of shares owned, where, upon verification by the Company, the Company would issue to the participant only the number of incremental shares to which the participant is entitled upon exercise of the Stock Option. In determining which methods a participant may utilize to pay the exercise price, the Committee may consider such factors as it determines are appropriate.

(c) Exercise Period. Stock Options granted under the Plan shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee; provided, however, that no Stock Option shall be exercisable later than ten years after the date it is granted except in the event of a participant's death, in which case, the exercise period of such participant's Stock Options may be extended beyond such period but no later than one year after the participant's death. All Stock Options shall terminate at such earlier times and upon such conditions or circumstances as the Committee shall in its discretion set forth in such option agreement at the date of grant.

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(d) Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to participants who are employees of the Company or subsidiary corporation of the Company at the date of grant. The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under all option plans of the Company) shall not exceed $100,000. For purposes of the preceding sentence, Incentive Stock Options will be taken into account in the order in which they are granted. The per share exercise price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant, and no Incentive Stock Option may be exercised later than ten years after the date it is granted; provided, however, Incentive Stock Options may not be granted to any participant who, at the time of grant, owns stock possessing (after the application of the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation of the Company, unless the exercise price is fixed at not less than 110% of the Fair Market Value of the Common Stock on the date of grant and the exercise of such option is prohibited by its terms after the expiration of five years from the date of grant of such option. In addition, no Incentive Stock Option may be issued to a participant in tandem with a Nonqualified Stock Option.

(e) Limitation on Repricing.  Unless such action is approved by the Company’s stockholders in accordance with applicable law: (i) no outstanding Stock Option granted under the Plan may be amended to provide an exercise price that is lower than the then-current exercise price of such outstanding Stock Option (other than adjustments to the exercise price pursuant to Section 12); (ii) the Committee may not cancel any outstanding Stock Option and grant in substitution therefore new Benefits under the Plan covering the same or a different number of shares of Common Stock and having an exercise price lower than the then-current exercise price of the cancelled Stock Option (other than adjustments to the exercise price pursuant to Section 12); and (iii) the Committee may not authorize the repurchase of an outstanding Stock Option which has an exercise price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the exercise price pursuant to Section 12).

7. Stock Appreciation Rights. The Committee may, in its discretion, grant Stock Appreciation Rights to the holders of any Stock Options granted hereunder. In addition, Stock Appreciation Rights may be granted independently of, and without relation to, options. A Stock Appreciation Right means a right to receive a payment, in cash, Common Stock or a combination thereof, in an amount equal to the excess of (x) the Fair Market Value, or other specified valuation, of a specified number of shares of Common Stock on the date the right is exercised over (y) the Fair Market Value, or other specified valuation (which shall be no less than the Fair Market Value), of such shares of Common Stock on the date the right is granted, all as determined by the Committee; provided, however, that if a Stock Appreciation Right is granted in tandem with or in substitution for a Stock Option, the designated Fair Market Value in the award agreement may be the Fair Market Value on the date such Stock Option was granted. Each Stock Appreciation Right shall be subject to such terms and conditions as the Committee shall impose from time to time.

8. Stock Awards. The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of bonus incentive compensation in stock) consisting of Common Stock issued or transferred to participants with or without other payments therefor. Stock Awards may be subject to such terms and conditions as the Committee determines appropriate, including, without limitation, restrictions on the sale or other disposition of such shares, the right of the Company to reacquire such shares for no consideration upon termination of the participant's service within specified periods, and may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee may require the participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed. The Stock Award shall specify whether the participant shall have, with respect to the shares of Common Stock subject to a Stock Award, all of the rights of a holder of shares of Common Stock of the Company, including the right to receive dividends and to vote the shares.

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9. Performance Awards.

(a) Performance Awards may be granted to participants at any time and from time to time, as shall be determined by the Committee. Performance Awards may constitute Performance-Based Awards, as described in Section 11 hereof. The Committee shall have complete discretion in determining the number, amount and timing of awards granted to each participant. Such Performance Awards may be in the form of shares of Common Stock or Stock Units. Performance Awards may be awarded as short-term or long-term incentives. Performance targets may be based upon, without limitation, Company-wide, divisional and/or individual performance.

(b) With respect to those Performance Awards that are not intended to constitute Performance-Based Awards, the Committee shall have the authority at any time to make adjustments to performance targets for any outstanding Performance Awards which the Committee deems necessary or desirable unless at the time of establishment of such targets the Committee shall have precluded its authority to make such adjustments.

(c) Payment of earned Performance Awards shall be made in accordance with terms and conditions prescribed or authorized by the Committee. The participant may elect to defer, or the Committee may require or permit the deferral of, the receipt of Performance Awards upon such terms as the Committee deems appropriate. Notwithstanding anything in this Section 9 to the contrary, any deferral of payment with respect to Performance Awards shall be compliant with or exempt from the application of Code Section 409A.

10. Stock Units.

(a) The Committee may, in its discretion, grant Stock Units to participants hereunder. The Committee shall determine the criteria for the vesting of Stock Units. Stock Units may constitute Performance-Based Awards as described in Section 11 hereof. A Stock Unit granted by the Committee shall provide payment in shares of Common Stock at such time as the award agreement shall specify. Shares of Common Stock issued pursuant to this Section 10 may be issued with or without other payments therefor as may be required by applicable law or such other consideration as may be determined by the Committee. The Committee shall determine whether a participant granted a Stock Unit shall be entitled to a Dividend Equivalent Right (as defined below).

(b) Upon vesting of a Stock Unit, unless the Committee has determined to defer payment with respect to such unit or a participant has elected, upon such terms as the Committee deems appropriate, to defer payment under subsection (c) below, shares of Common Stock representing the Stock Units shall be distributed to the participant unless the Committee, with the consent of the participant, provides for the payment of the Stock Units in cash or partly in cash and partly in shares of Common Stock equal to the value of the shares of Common Stock which would otherwise be distributed to the participant.

(c) The Committee may permit a participant to elect not to receive Common Stock upon the vesting of such Stock Unit and for the Company to continue to maintain the Stock Unit on its books of account. In such event, the value of a Stock Unit shall be payable in shares of Common Stock pursuant to the agreement of deferral. Notwithstanding anything in this Section 10 to the contrary, any deferral of payment with respect to Stock Units shall be compliant with or exempt from the application of Code Section 409A.

(d) A "Stock Unit" means a notional account representing one share of Common Stock. A "Dividend Equivalent Right" means the right to receive the amount of any dividend paid on the share of Common Stock underlying a Stock Unit, which shall be payable in cash or in the form of additional Stock Units.

11. Performance-Based Awards. Certain Benefits granted under the Plan may be granted in a manner such that the Benefits qualify for the performance-based compensation exemption of Section 162(m) of the Code ("Performance-Based Awards"). As determined by the Committee in its sole discretion, either the granting or vesting of such Performance-Based Awards shall be based on achievement of amounts, hurdle rates, growth rates, and/or reductions in one or more business criteria that apply to the individual participant, one or more geographic or business segments, one or more business units of the Company or the Company as a whole. The business criteria shall be as follows, individually or in combination: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals, return on stockholders' equity, return on assets, attainment of strategic and operational initiatives, appreciation in and/or maintenance of the price of the Common Stock or any other publicly-traded securities of the Company, market share, gross profits, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income before taxes, taxes, economic value-added models or reductions in costs. In addition, Performance-Based Awards may include comparisons to the performance of other companies or to market indices, such performance to be measured by one or more of the foregoing business criteria. Furthermore, the measurement of performance against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management's discussion and analysis. With respect to Performance-Based Awards, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the participant if such performance goals are obtained and (y) the individual employees or class of employees to which such performance goals apply no later than 90 days after the commencement of such period (but in no event after 25% of such period has elapsed) and (ii) no Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. With respect to any Benefits intended to qualify as Performance-Based Awards, after establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of shares of Common Stock or cash granted or the number of shares of Common Stock vested upon the attainment of such performance goal.

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12. Adjustment Provisions; Change in Control.

(a) If there shall be any change in the Common Stock of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split up, spinoff, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution (other than normal cash dividends) to stockholders of the Company, an adjustment shall be made to each outstanding Stock Option and Stock Appreciation Right such that each such Stock Option and Stock Appreciation Right shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Common Stock subject to such Stock Option or Stock Appreciation Right had such Stock Option or Stock Appreciation Right been exercised in full immediately prior to such change or distribution, and such an adjustment shall be made successively each time any such change shall occur. In addition, in the event of any such change or distribution or any extraordinary dividend or distribution of cash or other assets, in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee will have authority to adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Benefits, the exercise price applicable to outstanding Benefits, and the Fair Market Value of the Common Stock and other value determinations applicable to outstanding Benefits. Appropriate adjustments may also be made by the Committee in the terms of any Benefits under the Plan to reflect such changes or distributions (and any extraordinary dividend or distribution of cash or other assets) and to modify any other terms of outstanding Benefits on an equitable basis, including modifications of performance targets and changes in the length of performance periods. In addition, other than with respect to Stock Options, Stock Appreciation Rights and other awards intended to constitute Performance-Based Awards, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Benefits in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Notwithstanding any other provision of this Plan, in the event of a Change in Control (as defined below), the Committee, in its discretion, may take such actions as it deems appropriate with respect to outstanding Benefits, including, without limitation, accelerating the exercisability or vesting of such Benefits, or such other actions provided in an agreement approved by the Board in connection with a Change in Control and such Benefits shall be subject to the terms of such agreement as the Committee, in its discretion, shall determine. The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

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For purposes of this Section 12(b), a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

(A) A person or entity or group of persons or entities, acting in concert, shall become the direct or indirect beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the issued and outstanding common stock of the Company (a "Significant Owner"), unless such shares are originally issued to such Significant Owner by the Company; or

(B) The majority of the Company's Board of Directors is no longer comprised of the incumbent directors who constitute the Board of Directors on the Effective Date (as defined in Section 22(a) hereof) and any other individual(s) who becomes a director subsequent to the Effective Date whose initial election or nomination for election as a director, as the case may be, was approved by at least a majority of the directors who comprised the incumbent directors as of the date of such election or nomination; or

(C) A sale of all or substantially all of the assets of the Company; or

(D) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in clause (C) above, and such transaction shall have been consummated.

13. Nontransferability. Each Benefit granted under the Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable, during the participant's lifetime, only by the participant. In the event of the death of a participant, each Stock Option or Stock Appreciation Right theretofore granted to him or her shall be exercisable during such period after his or her death as the Committee shall in its discretion set forth in such option or right at the date of grant and then only by the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant's rights under the Stock Option or Stock Appreciation Right shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at the discretion of the Committee, an award of a Benefit other than an Incentive Stock Option may permit the transferability of a Benefit by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Benefit.

14. Other Provisions. The award of any Benefit under the Plan may also be subject to such other provisions (whether or not applicable to the Benefit awarded to any other participant) as the Committee determines appropriate, including, without limitation, for the installment purchase of Common Stock under Stock Options, for the installment exercise of Stock Appreciation Rights, for the forfeiture of, or restrictions on resale or other disposition of, Common Stock acquired under any form of Benefit, for the acceleration of exercisability or vesting of Benefits in the event of a change of control of the Company (whether or not a Change in Control), for the payment of the value of Benefits to participants in the event of a change of control of the Company (whether or not a Change in Control), or to comply with federal and state securities laws, or understandings or conditions as to the participant's employment or service in addition to those specifically provided for under the Plan.

15. Fair Market Value. For purposes of this Plan and any Benefits awarded hereunder, Fair Market Value shall be the closing price of the Company's Common Stock on the date of calculation (or on the last preceding trading date if Common Stock was not traded on such date) if the Company's Common Stock is readily tradeable on a national securities exchange or other market system, and if the Company's Common Stock is not readily tradeable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

16. Withholding. All payments or distributions of Benefits made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state and local tax withholding requirements at the minimum statutory withholding rates. If the Company proposes or is required to distribute Common Stock pursuant to the Plan, it may require the recipient to remit to it or to the corporation that employs such recipient an amount sufficient to satisfy such tax withholding requirements prior to the delivery of any certificates for such Common Stock. In lieu thereof, the Company or the employing corporation shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation to the recipient as the Committee shall prescribe. The Committee may, in its discretion and subject to such rules as it may adopt (including any as may be required to satisfy applicable tax and/or non-tax regulatory requirements), permit an optionee or award or right holder to pay all or a portion of the federal, state and local withholding taxes arising in connection with any Benefit consisting of shares of Common Stock by electing to have the Company withhold shares of Common Stock (or by electing to pay with already owned shares) having a Fair Market Value equal to the amount of tax to be withheld, such tax calculated at minimum statutory withholding rates.

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17. Tenure. A participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as a director, officer, employee or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under the Plan.

18. Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

19. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Benefit. The Committee shall determine whether cash, or Benefits, or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

20. Duration, Amendment and Termination. No Benefit shall be granted more than ten years after the Effective Date. The Committee may amend the Plan from time to time or suspend or terminate the Plan at any time. However, no action authorized by this Section 20 shall reduce the amount of any existing Benefit or change the terms and conditions thereof without the participant's consent. No amendment of the Plan may be made without approval of the stockholders of the Company if the amendment will: (i) increase the aggregate number of shares of Common Stock which may be issued under the Plan; (ii) increase the maximum number of shares with respect to Benefits that may be granted to any individual under the Plan; (iii) change the types of business criteria on which Performance-Based Awards are to be based under the Plan; or (iv) modify the requirements as to eligibility for participation in the Plan.

21. Governing Law. This Plan, Benefits granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

22. Effective Date. (a) The Plan shall be effective as of October 25, 2010, the date as of which the Plan was adopted by the Committee (the "Effective Date"), provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company within 12 months of the Effective Date, and such approval of stockholders shall be a condition to the right of each participant to receive any Benefits hereunder. Any Benefits granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Benefit, the Committee specifies otherwise at the time of grant), but no such Benefit may be exercised or settled and no restrictions relating to any Benefit may lapse prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Benefit shall be cancelled.

(b) This Plan shall terminate on October 25, 2020 (unless sooner terminated by the Committee).

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ANNEX B

AVATAR HOLDINGS INC.

AMENDED AND RESTATED 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN
(2011 RESTATEMENT)

1	Purpose.

The Avatar Holdings Inc. Amended and Restated 2005 Executive Incentive Compensation Plan (2011 Restatement) (the “Plan”) is intended to provide incentives which will attract, retain and motivate certain executive employees of Avatar Holdings Inc. (the “Company”) and of any subsidiary corporation now existing or hereafter formed or acquired, by providing them opportunities in the form of periodic cash bonus awards (“Awards”), thereby motivating such executives to attain performance goals articulated under the Plan.

2.	Administration.

(a) The Plan shall be administered by a committee (the "Committee") of the Company's Board of Directors (the "Board") and shall be comprised solely of not less than two members who shall be "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code").

(b) The Committee shall have the exclusive authority to select the executives to be granted Awards under the Plan, to determine the size and terms and conditions of the Awards (subject to the limitations imposed on Awards in Section 4 below) including any restrictions or conditions on payment of Awards, to modify the terms and conditions of any Award that has been granted (except for any modification that would increase the amount of the Award payable to an executive), to determine the time when Awards will be made and the performance period to which they relate, to establish performance objectives in respect of such performance periods, and to certify that such performance objectives were attained. The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent that the Committee deems necessary or desirable. All determinations and interpretations made by the Committee shall be binding and conclusive on all Participants (as defined herein) and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or any of its subsidiaries, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct. The costs and expenses of administering the Plan shall be borne by the Company.

(c) The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan; provided, however, that no delegation shall be made regarding the selection of executives who shall be granted Awards under the Plan, the amount and timing thereof, or the objectives and conditions relating thereto. The Committee may employ such legal or other counsel, consultants, advisors and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from such counsel, consultant, advisor or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant, advisor or agent shall be paid by the Company, or the subsidiary or affiliate whose employees have participated in the Plan, as determined by the Committee.

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3.	Participants.

Awards may be granted to executives of the Company or its subsidiaries or affiliates. An executive to whom an Award is granted shall be a "Participant." Designation of a Participant with respect to any Award shall not require the Committee to designate such person to receive any additional Awards. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards.

4.	Awards.

(a) The terms and conditions of any Award shall be determined by the Committee in its sole discretion. As determined by the Committee in its sole discretion, either the granting or vesting of such Awards is to be based upon one or more of the following criteria: net sales, pretax income before allocation of corporate overhead and bonus, budget, earnings per share, net income, division, group or corporate financial goals,  attainment of strategic and operational initiatives, return on stockholders' equity, return on assets, appreciation in and/or maintenance of the price of common stock of the Company or any other publicly-traded securities of the Company, market share, net profits, gross profits, cash flow, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income before taxes, taxes, economic value-added models and comparisons with various stock market indices, reductions in costs, containment of costs or any combination of the foregoing. The foregoing criteria may relate to the Company, one or more of its subsidiaries or affiliates or one or more of its divisions, units, projects, developments or real estate communities, or any combination of the foregoing, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine. Furthermore, as the Committee shall determine, the measurement of performance against goals may exclude the impact of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effects of accounting changes, each as defined by generally accepted accounting principles as identified in the financial statements, notes to the financial statements or management's discussion and analysis. With respect to a Participant's Award, (i) the Committee shall establish in writing (x) the performance goals applicable to a given period, and such performance goals shall state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to the Participant if such performance goals are obtained and (y) the individual Participants to which such performance-based goals apply, no later than ninety (90) days after the commencement of such period (but in no event after 25% of such period has elapsed) and while the outcome for that performance period is substantially uncertain. The maximum amount which may be paid to any individual Participant under the Plan shall not exceed $8 million.

(b) The Committee shall determine whether the performance goals have been met with respect to any Participant and, if they have, so certify and ascertain the amount of the applicable Award. No Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied. After the establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. The amount of the Award actually paid to any Participant (or, if such Participant is deceased, the Participant's estate) may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Award determined by the Committee for a performance period shall be paid to the Participant on the 15th day of March following the end of that performance period. Awards shall be payable in cash.

5.	Amendment and Termination.

The Committee may, at any time or from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Committee may deem appropriate. However, no action authorized by this Section 5 shall reduce the amount of any existing Award or change the terms and conditions thereof without the affected Participant's consent. No amendment of the Plan may be made without the approval of the stockholders of the Company if the amendment will: (i) increase the maximum amount which can be paid to any Participant under the Plan; (ii) change the types of criteria on which Awards are to be based under the Plan; or (iii) modify the requirements as to eligibility for participation in the Plan.

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6.	Miscellaneous.

(a) Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such eligible individuals are similarly situated. A Participant's right, if any, to continue to serve the Company or any of its subsidiaries or affiliates as a director, officer, employee or otherwise, shall not be enlarged or otherwise affected by his or her designation as a Participant under the Plan and the right to terminate the employment of or performance of services by any Participant at any time and for any reason or no reason is specifically reserved to the Company and its subsidiaries and affiliates.

(b) No Award shall be considered as compensation under any employee benefit plan of the Company or any subsidiary or affiliate, except as otherwise may be provided in such employee benefit plan. No reference in the Plan to any other plan or program maintained by the Company shall be deemed to give any Participant or other person a right to benefits under such other plan or program.

(c) Except as otherwise may be required by law or approved by the Committee, a Participant's rights and interest under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise (except in the event of a Participant's death) including, without limitation, execution, levy, garnishment, sale, transfer, attachment, pledge, bankruptcy or in any other manner; provided, however, that, subject to applicable law, any amounts payable to any Participant hereunder are subject to reduction to satisfy any liabilities owed by the Participant to the Company or any of its subsidiaries or affiliates.

(d) All payments and distributions of Awards made pursuant to the Plan shall be net of any amounts required to be withheld pursuant to applicable federal, state, local and foreign tax withholding requirements.

(e) Participants have no right, title, or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(f) The Plan, Awards granted hereunder and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under the applicable Delaware principles of conflict of laws).

(g) The Plan shall be effective as of January 1, 2011, the date as of which the Plan was adopted by the Committee, provided that the Plan is approved by the stockholders of the Company at an annual meeting or any special meeting of stockholders of the Company prior to the date any compensation is first paid with respect to any Award hereunder, and such approval of stockholders shall be a condition to the right of each Participant to receive any benefits hereunder. Any Awards granted under the Plan prior to such approval of stockholders shall be effective as of the date of grant (unless, with respect to any Award, the Committee specifies otherwise at the time of grant), but no such Award may be paid out prior to such stockholder approval, and if stockholders fail to approve the Plan as specified hereunder, any such Award shall be cancelled.

(h) No Awards shall be granted under the Plan after the fifth anniversary of the date that the stockholders of the Company approve this restatement.

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PROXY AVATAR HOLDINGS INC. 201 Alhambra Circle Coral Gables, Florida 33134 The undersigned hereby appoints Jon M. Donnell and Juanita I. Kerrigan as Proxies, each with the power to appoint his or her substitute; and hereby authorizes them to represent and vote, as designated on the reverse side, all the shares of Common Stock of Avatar Holdings Inc. held of record by the undersigned at the close of business on April 4, 2011 at the Annual Meeting of Stockholders to be held on June 2, 2011 at the Hyatt Regency Coral Gables, 50 Alhambra Plaza, Coral Gables, Florida at 10:00 a.m. local time, or any adjournment or adjournments thereof. If any other business may properly come before the meeting, or if cumulative voting is required, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld. For directions to the Annual Meeting site, visit our website at http://www.avatarholdings.com THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE. (Continued and to be marked, dated and signed, on the other side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# Fulfillment# 97949 00000 Address Change/Comments (Mark the corresponding box on the reverse side)

We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/avtr Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. Avatar Holdings Inc. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# Fulfillment# 97949 00000 NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. OR This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1, 2, 3, 4 and 5 and “3 Years” for Item 6. 1. ELECTION OF TEN DIRECTORS Nominees: 01 A.J. Anderson 06 R.S. Leibowitz 02 P.D. Barnett 07 J. Nash 03 J.M. Donnell 08 K.T. Rosen 04 M. Dresner 09 J.M. Simon 05 R.W. Einiger 10 B.A. Stewart (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions______________________________________ To cumulate votes as to a particular nominee(s) as explained in the Proxy Statement, indicate the name(s) and the number of votes to be given to such nominee(s) in the space provided below.) ___________________________________________________ FOR ALL WITHHOLD FOR ALL *EXCEPTIONS 7. In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 5. Approval of an advisory resolution on the compensation of the Named Executive Officers of the Company (“Say on Pay”). 2. Approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for Avatar Holdings Inc. for the year ending December 31, 2011. 3. Approval of the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan (2011 Restatement). 4. Approval of the Amended and Restated 2005 Executive Incentive Compensation Plan (2011 Restatement). 6. Vote on the frequency of future stockholder advisory votes on Say on Pay. 3 years 2 years 1 year Abstain FOLD AND DETACH HERE PLEASE CHECK IF YOU PLAN TO ATTEND THE ANNUAL STOCKHOLDERS MEETING FOLD AND DETACH HERE BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 2, 2011. The Proxy Statement and the 2010 Annual Report to Stockholders are available at: http://www.avatarholdings.com